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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Zale Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ZALE CORPORATION
901 West Walnut Hill Lane
Irving, Texas 75038-1003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On November 14, 2007

        Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Zale Corporation, a Delaware corporation (the "Company"), will be held on Wednesday, November 14, 2007, at 10:00 a.m., local time, at Zale Corporation Headquarters, 901 W. Walnut Hill Lane, Irving, Texas 75038, for the following purposes:

  1.
  To elect seven (7) directors for terms that will expire at the 2008 Annual Meeting of Stockholders;

  2.
  To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2008; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on September 17, 2007, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. A list of such stockholders will be maintained at the Company's headquarters during the 10 day period prior to the date of the Annual Meeting and will be available for inspection during ordinary business hours by stockholders for any purpose germane to the Annual Meeting.

        We hope you will be represented at the Annual Meeting by signing and returning the enclosed proxy card in the accompanying envelope as promptly as possible or by following the alternative voting procedures described on the proxy card, whether or not you expect to be present in person. Your vote is important and the Board of Directors appreciates the cooperation of stockholders in directing proxies to vote at the Annual Meeting.

By Order of the Board of Directors,
Hilary Molay Senior Vice President, General Counsel and Secretary

Irving, Texas
October 12, 2007

ZALE CORPORATION
901 West Walnut Hill Lane
Irving, Texas 75038-1003
(972) 580-4000

PROXY STATEMENT
October 12, 2007

General Information

        This proxy statement is being furnished by the Board of Directors (the "Board of Directors") of Zale Corporation, a Delaware corporation (the "Company"), to the holders of shares of the common stock of the Company, par value $.01 per share ("Common Stock"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at Zale Corporation Headquarters, 901 W. Walnut Hill Lane, Irving, Texas 75038, at 10:00 a.m., local time, on Wednesday, November 14, 2007, and at any adjournments or postponements thereof.

        A proxy may be revoked, prior to its exercise, by signing and delivering a later dated proxy, by submitting a later dated proxy by internet or telephone, by delivering written notice of the revocation of the proxy to the Secretary of the Company, or by attending and voting at the Annual Meeting.

        Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by a duly submitted proxy will be voted in accordance with the stockholder's directions. If no directions are specified in a duly submitted proxy, the shares will be voted FOR the election of the director nominees recommended by the Board of Directors, FOR ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm, and in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting or any adjournments or postponements thereof.

        The expense of preparing, printing and mailing this proxy statement and soliciting the proxies sought hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by officers, directors and regular employees of the Company, who will not receive additional compensation for doing so, in person, by telephone, electronically or by facsimile transmission. The Company also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of Common Stock as of the record date for the Annual Meeting and will provide reimbursement for the cost of forwarding proxy materials in accordance with customary practice. Your cooperation in promptly signing and returning the enclosed proxy card, or in following the alternative voting procedures described on the proxy card, will help to avoid additional expense.

        At September 17, 2007, the Company had 49,058,627 shares of Common Stock outstanding. Each share of Common Stock entitles the holder to one vote. Only stockholders of record at the close of business on September 17, 2007 are entitled to notice of, and to vote at, the Annual Meeting.

        This proxy statement and the enclosed proxy card are first being mailed to stockholders on or about October 12, 2007.

VOTING REQUIREMENTS

Record Date and Voting Rights

        In order for the Company to conduct the Annual Meeting, a majority of the outstanding shares of Common Stock as of September 17, 2007, must be represented in person or by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum. A "broker non-vote" occurs when a brokerage firm returns a signed proxy card but does not vote shares on a particular proposal because the proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares.

        Stockholders of record may vote by:

  •
  Attending the Annual Meeting and casting a ballot;

  •
  Logging onto the internet and following the instructions on their proxy card;

  •
  Calling 1-800-690-6903 and following the instructions for voting; or

  •
  Completing and mailing the enclosed proxy card.

        Instructions for voting are included on the enclosed proxy card.

Required Vote

        With regard to Proposal No. 1, the election of directors, votes may be cast for or votes may be withheld from each nominee. In order to elect directors, a majority of the votes is not required; instead, the nominees will be elected by a plurality of the votes cast, which means that the nominees receiving the most votes will be elected. Therefore, votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may not be specified with respect to the election of directors and, under applicable Delaware law, broker non-votes will not be counted and will have no effect on the outcome of the election of directors.

        With regard to Proposal No. 2, the ratification of the Company's independent registered public accounting firm, votes may be cast for or against the proposal or stockholders may abstain from voting on the proposal. Proposal No. 2 will be approved if the votes cast for approval of the proposal exceed the number of votes cast against approval of the proposal. Abstentions and broker non-votes will have no effect on the outcome of Proposal No. 2.

OUTSTANDING VOTING SECURITIES OF THE COMPANY
AND PRINCIPAL HOLDERS THEREOF

        The following table sets forth information regarding beneficial ownership of Common Stock by (1) persons believed to beneficially own five percent (5%) or more of the outstanding shares of Common Stock, (2) each of the Company's directors, (3) each of the Company's executive officers named in the Summary Compensation Table below, and (4) the Company's directors and executive officers as a group, all as of September 17, 2007. Except as noted below, the Company believes that each of the persons listed has sole investment and voting power with respect to the shares included in the table.

Name of Beneficial Owner	Shares of Common Stock(1)		Shares That May be Acquired Within 60 Days	Percent of Class

Five Percent Stockholders:

Artisan Partners L.P. 875 East Wisconsin Avenue, Suite 800 Milwaukee, WI 53202	5,378,996	(2)	—	10.96%

Cooke & Bieler, L.P. 1700 Market Street, Suite 3222 Philadelphia, PA 19103	4,710,997	(2)	—	9.60%

First Pacific Advisors, Inc. 11400 West Olympic Boulevard, Suite 1200 Los Angeles, CA 90064	4,337,900	(2)	—	8.84%

Breeden Capital Management, LLC 100 Northfield Street Greenwich, CT 06830	3,874,639	(2)(3)	—	7.90%

Shapiro Capital Management Co, Inc. One Buckhead Plaza #1555 3060 Peachtree Road Atlanta, GA 30305	3,554,625	(2)	—	7.25%

U.S. Trust Corporation 114 West 47th Street New York, NY 10036	2,986,934	(2)(4)	—	6.09%

Hayground Cove Asset Management, L.L.C. 1370 6th Avenue New York, NY 10019	2,738,750	(2)(5)	—	5.58%

Dimensional Fund Advisors, Inc 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	2,659,879	(2)	—	5.42%

Citadel, L.P. 131 South Dearborn Street, 32nd Floor Chicago, IL 60603	2,605,739	(2)(6)	—	5.31%

Harris Associates L.P. Two North LaSalle Street, Suite 500 Chicago, IL 60602	2,494,100	(2)	—	5.08%

S.A.C. Capital Advisors Sigma Capital Management Steven A. Cohen 72 Cummings Point Road Stamford, CT 06902	2,484,200	(2)(7)	—	5.06%

Directors and Named Executive Officers:

Richard C. Marcus	5,800		60,600	*

Mary E. Burton	9,627		46,900	*

J. Glen Adams	3,000		57,600	*

John B. Lowe, Jr.	4,000		10,350	*

George R. Mihalko, Jr.	9,141		1,900	*

Thomas C. Shull	3,000		6,600	*

Charles M. Sonsteby	2,500		950	*

David M. Szymanski	3,000		10,350	*

Rodney Carter	—		18,750	*

John A. Zimmermann	4,000		94,998	*

Gilbert P. Hollander	121		38,524	*

Charles E. Fieramosca	3,107		74,654	*

Directors and Executive Officers As a Group (13 persons):	47,714		427,771	*

*
Represents less than one percent (1%)

(1)
Includes restricted shares of Common Stock as follows: each of Richard C. Marcus, J. Glen Adams, John B. Lowe, Jr., George R. Mihalko, Jr., Thomas C. Shull, Charles M. Sonsteby, and David M. Szymanski—1,500 shares. Does not reflect any unvested time-vesting or performance-based restricted stock units.

(2)
Based on information contained in filings made by such stockholders with the Securities and Exchange Commission ("SEC")

(3)
Based on information included in a Schedule 13D filed with the SEC, Breeden Capital Management, LLC has shared voting and shared disposition power with respect to all such shares.

(4)
Based on information included in a Schedule 13G/A filed with the SEC, U.S. Trust Corporation has sold disposition power with respect to 2,984,714 shares, shared disposition power with respect to 2,220 shares and sole voting power with respect to 283,734 shares.

(5)
Based on information included in a Schedule 13G filed with the SEC, Hayground Cove Asset Management has shared voting and shared disposition power with respect to all such shares.

(6)
Based on information included in a Schedule 13G filed with the SEC, Citadel Limited Partnership has shared voting and shared disposition power with respect to all such shares.

(7)
Based on information included in a Schedule 13G filed with the SEC, S.A.C. Capital Advisors owns 984,200 shares, Sigma Capital Management owns 1,500,000 shares and Steven A. Cohen may be deemed to beneficially own 2,484,200 shares. S.A.C. Capital Advisors, Sigma Capital Management and Steven A. Cohen have shared voting and shared disposition power with respect to all such shares.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

        Under the Company's Certificate of Incorporation and Bylaws, directors are elected annually by stockholders. The Certificate of Incorporation provides for a Board of Directors consisting of not less than seven (7) directors and not more than nine (9) directors, with the precise number to be set by the Board of Directors from time to time. As of July 31, 2007, the number of directors was eight (8). Mr. Richard C. Marcus will not be seeking re-election as the Chairman of the Board or as a member of the Board of Directors. The number of directors will be set at seven (7) as of the Annual Meeting.

        Action will be taken at the Annual Meeting for the election of seven directors, each of whom will serve until the 2008 Annual Meeting of Stockholders and until his or her successor is elected and qualified. Proxies may not be voted for more than seven (7) directors.

        The Board of Directors has no reason to believe that any of the nominees for director will not be available to stand for election as a director. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, the proxy cards may be voted for such substitute nominee or nominees as the Board of Directors may designate.

        Information concerning each of the seven nominees standing for election to the Board of Directors pursuant to Proposal No. 1 is set forth below. All ages are as of August 1, 2007.

        The Board of Directors recommends that stockholders vote "FOR" the election of each of the director nominees listed below.

John B. Lowe, Jr., Age 68.

Chairman of the Board

        Mr. Lowe became Chairman on August 29, 2007, and has served as a director of the Company since March 5, 2004. Mr. Lowe served as Chairman and Chief Executive Officer of TDIndustries, a national mechanical/electrical/plumbing construction and facility service company from 1980 until January 1, 2005. He continues to serve as Chairman of TDIndustries. Mr. Lowe serves as the President of the Board of Trustees for the Dallas Independent School District. He is a director of Drew Industries Incorporated.

Mary E. Burton, Age 55.

President and Chief Executive Officer, Director

        Ms. Burton has served as President and Chief Executive Officer of the Company since July 24, 2006. Ms. Burton served as Acting Chief Executive Officer from January 31, 2006 through July 23, 2006. Ms. Burton has served as a director of the Company since August 1, 2003. Prior to being appointed Acting Chief Executive Officer of the Company, Ms. Burton's principal occupation was serving as Chief Executive Officer of BB Capital, Inc., a retail advisory and management services company. Ms. Burton was Chief Executive Officer of the Cosmetic Center, Inc., a chain of 250 specialty retail stores, from June 1998 to April 1999. Prior to occupying that position, she served as Chief Executive Officer of PIP Printing from July 1991 to July 1992, and as Chief Executive Officer of Supercuts, Inc. from September 1987 to June 1991. She is also a director of Staples, Inc.

J. Glen Adams, Age 68.

Director

        Mr. Adams has served as a director of the Company since July 21, 1993. From August 1990 to August 1996, Mr. Adams served as Chairman, President and Chief Executive Officer of Southmark

Corporation, a real estate financing and syndication firm in Dallas, Texas. From 1986 to 1989, he served as Chairman, President and Chief Executive Officer of The Great Western Sugar Company.

George R. Mihalko, Jr., Age 52.

Director

        Mr. Mihalko has served as a director of the Company since May 8, 2006. In addition, Mr. Mihalko served on an interim basis as Acting Chief Administrative Officer and Acting Chief Financial Officer from May 2006 to October 2006. Mr. Mihalko served as Vice Chairman, Chief Administrative Officer and Chief Financial Officer of The Sports Authority, Inc. from September 1999 until August 2003. He has also held executive positions with mass merchant Pamida Holdings Corporation and Pier 1 Imports. Prior to that, he served in diverse management positions with Burlington Northern, Inc., Porsche Cars North America, Inc. and The Firestone Tire & Rubber Company.

Thomas C. Shull, Age 56.

Director

        Mr. Shull has served as a director of the Company since August 26, 2004. Mr. Shull has served as Chief Executive Officer of Meridian Ventures, LLC, a venture management and turnaround firm, since its inception in December 1990. In March 2005, Mr. Shull was appointed Chairman of the Board of Directors of Wise Foods, Inc. He served as President and Chief Executive Officer of Wise Foods, Inc. from September 2004 to December 2006. Mr. Shull served as President and Chief Executive Officer and as a director of Hanover Direct, Inc., a retailer of branded merchandise through catalogs and e-commerce, from December 2000 through May 2004, where from January 2002 through May 2004, Mr. Shull also served as Chairman of the Board of Directors. From August 1997 to May 1998, he served as President of Barneys New York, a leading luxury retailer, and from May 1998 to May 1999 he served as President and Chief Executive Officer of Barneys New York. From June 1992 to July 1993, Mr. Shull served as Senior Vice President of Corporate Planning of R.H. Macy Company, Inc., and from March 1993 to July 1993, he served that Company as Group Senior Vice President of Human Resources and Business Development. From July 1993 through August 1994, Mr. Shull served as Executive Vice President of R.H. Macy Company, Inc., where he was responsible for human resources, information technology, business development, strategic planning and merchandise distribution.

Charles M. Sonsteby, Age 53.

Director

        Mr. Sonsteby has served as a director of the Company since November 15, 2006. Mr. Sonsteby is currently the Executive Vice President and Chief Financial Officer of Brinker International, a multi-billion dollar restaurant company. Mr. Sonsteby joined Brinker International in 1990 and served in various capacities until his promotion to Senior Vice President of Finance in 1997, a position he held until 2001, when he was elected to his current position. Earlier in his career, Mr. Sonsteby worked in the accounting and finance departments of WNS, Inc., Kwik Kopy Corp., Lifemark Corp., and Jerrico, Inc.

David M. Szymanski, Age 50.

Director

        Dr. Szymanski has served as a director of the Company since January 15, 2004. Dr. Szymanski is a member of the marketing department faculty of Texas A&M University where he served as the Director of the Center for Retailing Studies from July 2000 through April 2006. Dr. Szymanski has held senior positions at the University since 1987. Dr. Szymanski is presently a director of OfficeMax, Inc. Dr. Szymanski is the Chief Executive Officer and Founder of the Retailing Hall of Fame.

Other Information

        No family relationships exist between any of our executive officers or directors.

CORPORATE GOVERNANCE

        The Company has established corporate governance practices designed to serve the best interests of the Company and its stockholders. The Company is in compliance with the corporate governance requirements of the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange ("NYSE"). The Company will continue to review and modify its policies and procedures to ensure compliance with developing standards in the corporate governance area. The Company's Corporate Governance Guidelines, Board of Directors Committee Charters and Code of Business Conduct and Ethics are available on the Company's corporate web site at www.zalecorp.com under the heading "Corporate and Social Responsibility." Any stockholder may request a printed copy of such documents by contacting Investor Relations at the following address: Zale Corporation, Investor Relations, 901 West Walnut Hill Lane, Irving, Texas, 75038-1003.

        Set forth below is information regarding the composition and independence of the Board of Directors, the meetings of the Board of Directors during the fiscal year ended July 31, 2007 ("Fiscal Year 2007"), a description of the standing committees of the Board of Directors and additional highlights of the Company's corporate governance policies and procedures.

Independence of Board of Directors

        The NYSE listing standards require listed companies to have a board of directors with at least a majority of independent directors. The Company has, and has had for many years, a majority of independent directors. Under the Company's Nominating and Corporate Governance Committee Charter, no nominees for initial election to the Board of Directors may be non-independent, other than the Chief Executive Officer and one additional executive officer.

        No director qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company. In making the independence determination, the Board of Directors reviews and considers all commercial, consulting, legal, accounting, charitable or other business relationships that a director or his or her immediate family members may have with the Company. In addition, consistent with the rules of the NYSE, the Nominating and Corporate Governance Committee Charter, which is available on the Company's corporate website as described above, provides that:

  •
  A director who is an employee or whose immediate family member is an executive officer of the Company is not independent until three years after the end of such employment relationship.

  •
  A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation.

  •
  A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former external auditor of the Company is not independent until three years after the end of the affiliation or the employment or auditing relationship.

  •
  A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company's present executives serve on that company's compensation committee is not independent until three years after the end of such service or the employment relationship.

  •
  A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2 percent (2%) of such other company's consolidated gross revenues, is not independent until three years after falling below such threshold.

        The Board of Directors has affirmatively determined that Messrs. Adams, Lowe, Mihalko, Shull, Sonsteby, and Dr. Szymanski meet the categorical standards described above, have no material relationships with the Company and are independent under the Board of Directors' independence standards. Ms. Burton is not independent due to her present employment as an executive officer of the Company. Mr. Mihalko ended his interim tenure as Acting Chief Administrative Officer and Acting Chief Financial Officer of the Company in October 2006 and was determined to be independent after the conclusion of such interim service.

Committees and Meetings of the Board of Directors

        Meetings of the Board of Directors.    During Fiscal Year 2007, the Board of Directors met nine (9) times. No incumbent director attended fewer than 89 percent of the total number of meetings held by the Board of Directors and committees on which such director served during that period.

        Board Committees.    The standing committees of the Board of Directors are the Audit, Compensation, and Nominating and Corporate Governance Committees. The principal functions and the names of the directors currently serving as members of the Audit, Compensation, and Nominating and Corporate Governance Committees are set forth below. The Board of Directors has determined that each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is an independent director under the rules of the NYSE with respect to such committees.

        Audit Committee.    The Audit Committee assists the Company's Board of Directors in fulfilling its oversight responsibilities with respect to the Company's financial matters. Under its charter, which is available on the Company's website at www.zalecorp.com under the heading "Corporate and Social Responsibility," the Audit Committee's principal responsibilities include:

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  reviewing the financial reports and other financial information provided by the Company to any governmental or other regulatory body and monitoring any public distribution or other uses thereof;

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  reviewing the annual independent audit of the Company's financial statements;

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  reviewing the Company's systems of internal accounting and financial controls; and

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  reviewing and monitoring the internal audit process and internal audit results.

        The Audit Committee also reviews the Company's quarterly financial statements, is responsible for the selection, evaluation, retention and, if applicable, replacement from time to time of the Company's independent auditors, and establishes and maintains procedures for the receipt and treatment of accounting or auditing complaints or concerns, including providing for confidential reporting of such concerns by employees of the Company. The Audit Committee met thirteen (13) times during Fiscal Year 2007. Charles M. Sonsteby, J. Glen Adams and George R. Mihalko Jr. are the current members of the Audit Committee. Mr. Sonsteby is its Chairman. The Board of Directors has determined that each of Charles M. Sonsteby and J. Glen Adams qualifies as an "audit committee financial expert" under SEC regulations and that each member of the Audit Committee is financially literate under NYSE rules.

        Compensation Committee.    The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to executive compensation and administration of compensation plans. The Compensation Committee operates under a written charter, a copy of which is available on the

Company's web site at www.zalecorp.com under the heading "Corporate and Social Responsibility." Under the Compensation Committee's written charter, the Committee's principal responsibilities include:

  •
  monitoring compensation practices at other companies generally and in the retail industry in particular;

  •
  establishing corporate goals and objectives with respect to compensation; and

  •
  overseeing the Company's compensation-setting practices.

        The Compensation Committee establishes the compensation of the Company's Chief Executive Officer, reviews and approves the compensation of all other officers, periodically reviews the status of director compensation, reviews and approves the adoption of equity-based and other incentive compensation plans, oversees, in consultation with appropriate Company officers, regulatory compliance with respect to compensation matters, and reviews and approves employment agreements with Company executive officers. In addition, the Compensation Committee administers the Company's stock incentive plans and its other incentive-based compensation plans. The Compensation Committee met fifteen (15) times during Fiscal Year 2007. David M. Szymanski, J. Glen Adams and Thomas C. Shull are the current members of the Compensation Committee. Dr. Szymanski is its Chairman.

        For a discussion of the Company's processes and procedures for the consideration of executive compensation, including the role of management and the Compensation Committee, and the use of compensation consultants, see "Compensation Discussion and Analysis" later in this proxy statement.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee assists the Board of Directors in developing corporate governance guidelines and in identifying qualified independent directors. The Nominating and Corporate Governance Committee operates under a written charter, a copy of which is available on the Company's web site at www.zalecorp.com under the heading "Corporate and Social Responsibility." Under the charter, the Committee's principal responsibilities include:

  •
  identifying individuals qualified to become members of the Board of Directors and recommending candidates for election or reelection as directors;

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  monitoring and recommending corporate governance and other board practices; and

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  overseeing performance reviews of the Board of Directors, its committees and the individual members of the Board of Directors.

        The Nominating and Corporate Governance Committee met six (6) times during Fiscal Year 2007. J. Glen Adams, David M. Szymanski and George R. Mihalko, Jr. are the current members of the Nominating and Corporate Governance Committee. Mr. Adams is its Chairman.

        Nominating Procedures.    With respect to the Nominating and Corporate Governance Committee's evaluation of director nominee candidates, the Committee considers the guidelines set forth in the Committee's charter. The guidelines provide that:

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  All candidates must be independent at the time of their initial election, other than the Company's Chief Executive Officer and up to one (1) additional executive officer;

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  A majority of the directors should be active or retired senior executives (or the equivalent) of significant companies, educational institutions, governmental agencies, service providers or non-profit organizations. Directors may not be directors, consultants or employees of or to any competitors of the Company (i.e., a retail jeweler);

  •
  The Committee shall consider candidates' other obligations and time commitments and their ability to attend meetings in person; and

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  Interlocking directorships (a senior executive officer of the Company serves on the board of directors of or as a trustee of a company or institution that employs one or more of the Company's directors) will not be allowed.

        Beyond these guidelines, the Nominating and Corporate Governance Committee has no formal requirements or minimum standards for the individuals that it nominates. Rather, the Nominating and Corporate Governance Committee considers each candidate on his or her own merits. However, in evaluating candidates, there are a number of criteria that the Nominating and Corporate Governance Committee generally views as relevant and is likely to consider. Some of these factors include the candidates':

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  Career experience, particularly experience that is germane to our business, such as retail, legal, human resources, finance, marketing, and regulatory experience;

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  Status as, or ability to qualify as, an "audit committee financial expert" (as defined by the SEC);

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  Status as, or ability to qualify as, "financially literate" under NYSE rules;

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  Experience in serving on other boards of directors or in the senior management of companies that have faced issues generally of the level of sophistication that the Company faces;

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  Contribution to diversity of the Board of Directors;

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  Integrity and reputation;

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  Ability to work collegially with others;

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  Academic credentials; and

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  Current membership on the Company's Board of Directors—our Board values continuity (but not entrenchment).

        The Nominating and Corporate Governance Committee does not assign a particular weight to any individual factor. Similarly, the Nominating and Corporate Governance Committee does not expect to see all (or even more than a few) of these factors in any individual candidate. Rather, the Nominating and Corporate Governance Committee looks for a mix of factors that, when considered along with the experience and credentials of the other candidates and existing board members, will provide stockholders with a diverse and experienced Board of Directors.

        With respect to the identification of nominee candidates, the Nominating and Corporate Governance Committee has not developed a formalized process. Instead, its members and the Company's senior management generally recommend candidates of whom they are personally aware or whom they know by reputation. The Company historically has not utilized a recruiting firm to assist in the process but could do so in the future.

        The Nominating and Corporate Governance Committee welcomes recommendations from stockholders. The Committee evaluates a candidate for director who was recommended by a stockholder in the same manner that the Committee evaluates a candidate recommended by other means. In order to make a recommendation, the Committee asks that a stockholder send the Committee:

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  A resume for the candidate detailing the candidate's work experience and academic credentials;

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  Written confirmation from the candidate that he or she (1) would like to be considered as a candidate and would serve if nominated and elected, (2) consents to the disclosure of his or her name, (3) has read the Company's Code of Business Conduct and Ethics and that during the prior three years has not engaged in any conduct that, had he or she been a director, would have violated the Code or required a waiver, (4) is, or is not, "independent" as that term is defined in the Committee's charter, and (5) has no plans to change or influence the control of the Company;

  •
  The name of the recommending stockholder as it appears in the Company's books, the number of shares of Common Stock owned by the stockholder and written confirmation that the stockholder consents to the disclosure of his or her name. (If the recommending person is not a stockholder of record, he or she should provide proof of share ownership);

  •
  Personal and professional references for the candidate, including contact information; and

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  Any other information relating to the candidate required to be disclosed in a proxy statement for election of directors under Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        This information should be sent to the Nominating and Corporate Governance Committee, c/o Hilary Molay, Secretary, 901 West Walnut Hill Lane, Irving, Texas 75038-1003, who will forward it to the Chairperson of the Committee. The Committee does not necessarily respond to recommendations.

        In addition to the procedures described above for recommending prospective nominees for consideration by the Nominating and Corporate Governance Committee for inclusion in the group of nominees on the Board of Directors' proxy card, stockholders may directly nominate directors for consideration by stockholders at any annual meeting of stockholders. See "Stockholder Nomination of Director Candidates" later in this proxy statement for further information.

        Each of the nominees for election as a director at the Annual Meeting was nominated by the Company's Board of Directors.

Related Party Transactions

        Under the Company's written Corporate Governance Guidelines, the Company does not engage in transactions with directors or their affiliates if a transaction would cast into doubt the independence of a director, would present the appearance of a conflict of interest or is otherwise prohibited by law, rule or regulation. This prohibition includes significant business dealings with directors or their affiliates, and consulting contracts with, or other indirect forms of compensation to, a director. In addition, absent a waiver, the Company's written Code of Business Conduct and Ethics prohibits any conduct by a director, officer or employee of the Company that has the potential to create a conflict of interest. Any waiver of these policies with respect to a director or executive officer may be made only by the Board or a Board Committee and must be disclosed in an SEC filing on Form 8-K.

        The Board of Directors does not believe that charitable contributions to organizations with which a director is affiliated raise the same governance issues and concerns as non-charitable transactions so long as such charitable contributions are (1) in an amount not exceeding $25,000 per year, (2) made pursuant to a general corporate giving program established by the Company, approved by the Board and administered by disinterested officers appointed by the Board, or (3) pursuant to non-program contributions the facts of which are disclosed to the Board and approval of which is granted by the Board in accordance with the provisions of the General Corporation Law of the State of Delaware governing "interested director" transactions (currently, Section 144 thereof) as if such contributions were required to be so approved by the terms of the General Corporation Law of the State of Delaware.

        During Fiscal Year 2007, the Company did not engage in any transactions involving a director or executive officer of the Company that would require disclosure under SEC rules and regulations or that required a waiver to the Company's Corporate Governance Guidelines or Code of Business Conduct and Ethics.

Other Corporate Governance Policies

        In addition to corporate governance matters described throughout this proxy statement, some other highlights of the Company's corporate governance policies and procedures are set forth below:

        Corporate Governance Guidelines.    The Board of Directors has adopted a set of Corporate Governance Guidelines that address a number of corporate governance matters, including director responsibilities, director qualifications, director compensation and evaluations, director orientation, management evaluation and succession and director access to management.

        The Company's Corporate Governance Guidelines are in compliance with the rules of the NYSE, which require a listed Company to adopt corporate governance guidelines covering certain matters. The Nominating and Corporate Governance Committee will review the Corporate Governance Guidelines on a regular basis and will propose any necessary additions, which will be presented to the Board of Directors. The Company's Corporate Governance Guidelines are available on the Company's corporate web site at www.zalecorp.com under the heading "Corporate and Social Responsibility."

        Separate and Independent Chairman.    The Company has a Chairman of the Board of Directors who is separate from its Chief Executive Officer and whom the Board of Directors has determined to be independent.

        Meetings of Non-Management Directors.    The Company's non-management directors meet in executive session without management present at regularly scheduled Board of Directors meetings, with the Chairman of the Board of Directors presiding over such meetings.

        Committee Authority to Retain Independent Advisors.    Each of the Audit, Compensation and Nominating and Corporate Governance Committees has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by the Company.

        Whistleblower Procedures.    The Audit Committee has established procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for confidential and anonymous submission by the Company's employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.

        Disclosure Committee.    The Company has established a Disclosure Committee composed of members of management to assist the Company in fulfilling its obligations to maintain disclosure controls and procedures and to coordinate and oversee the process of preparing the Company's periodic filings with the SEC.

        No Executive Loans.    The Company does not extend loans to executive officers or directors and has no such loans outstanding.

        Director Attendance at Annual Meeting.    When the Company holds a Board of Directors meeting in conjunction with its Annual Meeting, which is its practice, it expects all directors to attend the Annual Meeting. All members of the Board of Directors attended last year's Annual Meeting.

        Communicating with the Board of Directors.    Stockholders and other interested parties who wish to send communications to the Board of Directors, the non-management directors as a group, the Chairman or any other individual director may do so by writing to the Board of Directors and addressing the communication to the attention of Hilary Molay, Secretary, 901 West Walnut Hill Lane, Irving, Texas 75038-1003. With the exception of communications that are primarily commercial in nature, all communications directed to the Board or to specified directors will be relayed to them.

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Objectives

        The Board of Directors of the Company has established a compensation committee (the "Compensation Committee") consisting entirely of "independent directors" as determined by the Board of Directors in accordance with NYSE listing standards. The Compensation Committee oversees the compensation of the Company's executive officers and reviews, approves, and administers the Company's compensation program for its executive officers. The Compensation Committee, acting together with any other independent directors who have advised the Chairperson of the Compensation Committee that they would like to participate, determines and approves the Chief Executive Officer's compensation level, and reviews and approves the compensation of other executive officers of the Company. In addition, the Compensation Committee reviews, approves, and administers the Company's incentive-based compensation plans for executive officers, as well as any special benefit or perquisite arrangements that are available to executive officers. The Compensation Committee acts under a written charter adopted by the Board of Directors, which sets forth its responsibilities and duties, as well as requirements for the Compensation Committee's composition and meetings. A copy of the charter is available on the Company's corporate web site at www.zalecorp.com under the heading "Corporate and Social Responsibility."

        Under the supervision of the Compensation Committee, the Company has developed and implemented a compensation program that seeks to support the execution of the Company's strategic plan, enhance profitability on both a short- and long-term basis, and increase stockholder value by aligning closely the financial interests of the Company's executives with those of its stockholders. The objectives of the Company's compensation program are to:

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  Support the achievement of the Company's strategic operating objectives;

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  Provide compensation that will attract and retain superior talent and reward Company executives based upon Company and individual performance;

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  Align the executives' financial interests with the success of the Company by placing a substantial portion of pay at risk (i.e., payout that is dependent upon Company and individual performance);

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  Foster commonality of interest between executives and stockholders through the use of equity-based incentives and policies designed to encourage accumulation of a significant equity stake over time;

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  Provide a strategic balance among short, medium and long-term compensation such that it encourages a balanced perspective on the part of the executive between short-term profit goals and long-term value creation; and

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  Maximize the financial efficiency of the compensation program to the Company from cash flow, tax, accounting and share dilution perspectives.

Components of the Company's Executive Compensation Program

        Primary Components.    The Company's executive compensation program consists of three primary components designed to further the objectives described above:

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  Base salary;

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  The potential for annual cash incentive compensation in the form of performance bonuses; and

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  Long-term incentive compensation in the form of stock options and other potential equity, including time-vesting and performance-based restricted stock units.

        In addition, the Company's executive officers are entitled to receive severance benefits in connection with certain termination of employment events, including a termination of employment in connection with a change in control of the Company. The Company also provides various other benefits to its executive officers that the Compensation Committee reviews periodically. The Company no longer provides a supplemental executive retirement program as discussed below under "Termination of Supplemental Executive Retirement Plan".

        A more detailed discussion of each component of the Company's executive compensation program is set forth below.

        Role and Use of Compensation Consultants.    In Fiscal Year 2007, the Company retained Hewitt & Associates ("Hewitt") to advise management and the Compensation Committee with respect to the Company's executive compensation program. In this role, Hewitt provided management and the Compensation Committee with relevant market data for assessing the competitiveness of the Company's executive compensation program. In addition, Hewitt was asked to advise management and the Compensation Committee as to best practices in developing an overall executive compensation program and to provide advice as to appropriate levels of compensation for particular aspects of the Company's executive compensation program. Members of management were responsible for the selection and engagement of Hewitt.

        The Compensation Committee retained Frederic W. Cook & Co. ("Frederic Cook") as its independent advisor to provide further advice to the Compensation Committee. Frederic Cook is retained directly by the Compensation Committee and maintains no other economic relationships with management or the Company.

        Target Level Compensation.    A primary goal of the Compensation Committee is to maintain a competitive executive compensation program that allows the Company to attract and retain executive officers who will achieve the Company's strategic objectives and that aligns the interests of such officers with those of the Company's stockholders through an appropriate balance of short-term and long-term compensation. In furtherance of this goal, the Compensation Committee has established an executive compensation program that is designed to provide a broad mix of overall direct compensation (salary, annual cash bonus and long-term incentive compensation) for its executive officers that is generally targeted at the market median of an appropriate peer group of companies.

        In analyzing the market data provided by Hewitt and Frederic Cook, the Compensation Committee focused on establishing a peer group of companies for benchmarking purposes that was comprised of companies that were similar to the Company in terms of size, market capitalization, complexity, regional location and/or industry. The Compensation Committee also considered recommendations from Hewitt and Frederic Cook. After thorough consideration, the Compensation Committee identified a group of 16 companies it determined would represent an appropriate peer group. The companies included in the peer group were specialty retailers (including four specialty jewelry retailers) with annual revenues ranging from $300 million to $5.7 billion. The companies in the peer group include:

Aeropostale, Inc. AnnTaylor Stores Corporation Charming Shoppes, Inc. Foot Locker, Inc. Friedman's Inc. Jo-Ann Stores, Inc.	Linens "N Things, Inc. Michaels Stores, Inc. Payless Shoesource, Inc. Pier 1 Imports, Inc. Ross Stores, Inc.	Sterling Jewelers The Talbots, Inc. Tiffany & Co. Whitehall Jewelers, Inc. Williams-Sonoma, Inc.

        The Compensation Committee intends to review the composition of the peer group on an annual basis to ensure that it continues to comprise an appropriate representative group of companies.

        Overall philosophy regarding compensation is to more heavily weight compensation based on performance. Accordingly, base salaries are targeted at the 25th percentile of market, performance-based bonuses are targeted between the 25th and 50thpercentile of market and total direct compensation is targeted between the 50th and 75th percentile of market compensation. Based on a review of market data, the target level compensation approved for the Chief Executive Officer was greater than the target level compensation of the other executive officers.

        The Compensation Committee uses the median competitive data from the peer as an indication of market practice but recognizes that additional factors also must be considered. As such, actual target compensation for the Company's executive officers varies from the median based on a variety of factors, such as experience and time in the job, the degree of difficulty in replacing the executive, the importance of each position to the Company relative to peer companies, individual performance, and the readiness of each executive to assume a higher level of responsibility within the Company. For Fiscal Year 2007, actual target level of compensation for each of the named executive officers was below the indicated median target level. With respect to Fiscal Year 2007, the target level compensation of Ms. Burton was established by the Compensation Committee. The target level compensation of each other named executive officer was recommended to the Compensation Committee for approval by the Chief Executive Officer.

        Allocation Among Components.    In determining the mix of overall compensation, the Company generally increases the portion delivered through variable incentives, and long-term equity-based incentives in particular, so that executives with the highest levels of responsibility who are most accountable to stockholders have the greatest amount of total compensation at risk. In determining the actual allocation, the Compensation Committee considered the market data and had discussions with Hewitt and Frederic Cook regarding the market data to develop an appropriate balance of annual base salary, annual incentive compensation and long-term incentive compensation. In general, for Fiscal Year 2007, the Compensation Committee attempted to provide approximately one-third of direct compensation in the form of annual base salary, one-third in the form of annual incentive compensation and one-third in the form of long-term incentive compensation.

        The Compensation Committee does not directly consider the amounts realized or realizable from prior incentive compensation awards in establishing the levels of short-term and long-term incentive compensation. For Fiscal Year 2007, this was in part due to several changes in the management team and the fact that no executive officer held a significant amount of Company securities. In addition, the Compensation Committee does not want to discourage executive officers from accumulating Company securities out of concern that their accumulation might negatively impact future awards.

        Executive Employment Arrangements.    The Company entered into an employment agreement with Ms. Burton in connection with her appointment as President and Chief Executive Officer effective as of July 2006. In addition, the Company negotiated an offer letter with Mr. Carter with respect to his Fiscal Year 2007 compensation when he joined the Company as Group Senior Vice President and Chief Financial Officer in October 2006. Ms. Burton's employment agreement has a one-year term that automatically renews each year unless the Company or Ms. Burton elects otherwise 90 days prior to the then-scheduled end of the term. Under the terms of Ms. Burton's employment agreement, she is entitled to receive an annual base salary of not less than $850,000 per year and a target level bonus opportunity equal to 125% of her annual base salary. In addition, for Fiscal Year 2007 only, Ms. Burton was entitled to receive a bonus payment not less than her target level bonus amount. Ms. Burton also received grants of stock options, performance-based restricted stock units and time-vesting restricted stock units as described below under "Long-Term Incentive Compensation" and is entitled to termination of employment benefits as described below under "Severance and Change in Control Benefits." Under Mr. Carter's offer letter, he was entitled to receive an annual base salary equivalent to $350,000 for Fiscal Year 2007, a target level bonus opportunity of 60% of his pro-rated annual base salary, specified grants of stock options, performance-based restricted stock units and time-vesting restricted stock units for Fiscal Year 2007 and certain termination of employment benefits. The offer letter also provided for a one-time signing bonus of

$500,000 and a one-time grant of stock options, performance-based restricted stock units and time-vesting restricted stock units. The signing bonus was designed to offset compensation Mr. Carter otherwise would have received from his former employer had he not accepted the Company's offer of employment.

        In negotiating the employment arrangements with Ms. Burton and Mr. Carter, the Compensation Committee was assisted by outside legal counsel and considered relevant market data provided by Hewitt and Frederic Cook. In determining the appropriateness of the compensation payable to Ms. Burton and Mr. Carter under their respective arrangements, the Compensation Committee considered a number of factors, including the experience of each officer and the Company's desire to obtain the services of officers of the caliber and experience of Ms. Burton and Mr. Carter. The Compensation Committee's objective was to align the overall direct compensation, including incentive compensation, of each of Ms. Burton and Mr. Carter with the median of the peer group as described above and to provide a substantial portion of such compensation in the form of performance-based compensation. Under the terms of Ms. Burton's employment agreement, more than 50% of her target overall direct compensation will be comprised of performance-based compensation after Fiscal Year 2007. Under the terms of Mr. Carter's offer letter, more than 50% of his target level compensation for Fiscal Year 2007 was in the form of performance-based compensation.

        During Fiscal Year 2007, each of Messrs. Fieramosca, Hollander and Zimmermann was a party to an employment agreement that specified certain aspects of such officer's compensation for Fiscal Year 2007, including a minimum base salary, a minimum target level annual bonus opportunity and certain termination and change in control benefits.

        Following the completion of Fiscal Year 2007, only Ms. Burton remains subject to an employment agreement with the Company. The employment agreements of Messrs. Fieramosca and Hollander expired on July 31, 2007 in accordance with their terms. In addition, Mr. Zimmermann's employment with the Company terminated in August 2007.

        As a general matter, the Company does not intend to enter into employment agreements with its executive officers in the future. Instead, the Company will use employment security agreements for executive officers that will provide for severance benefits in the event of a termination of employment, including a termination of employment in connection with a change in control. See "Severance and Change in Control Benefits" below for a discussion of the terms of the employment security agreements. The Company's expectation is that by using a standardized form of employment security agreement, it can achieve a consistent employment package for its executive officers while maintaining the ability to make changes when determined to be necessary.

Annual Base Salary

        The Company provides each executive officer with a fixed level of annual compensation through the annual base salary component of the Company's executive compensation program. It is the Compensation Committee's objective to maintain base salaries that are approximately aligned with the market median rate, support the objective of attracting and retaining high quality executives and result in an affordable level of fixed expense relative to peer companies of comparable size. Actual individual salaries range around the median based on each individual executive officer's experience, responsibility, performance, and other factors considered by the Compensation Committee. The Compensation Committee monitors the salaries of all corporate officers annually and makes adjustments it deems necessary and appropriate in support of its attraction and retention objectives.

        With respect to Messrs. Fieramosca and Hollander, the Compensation Committee approved annual base salaries of $340,000 and $300,000, respectively, for Fiscal Year 2007. These adjusted base salaries were recommended by the Chief Executive Officer and represented an increase of 9.7% for Mr. Fieramosca and an increase of 20.0% for Mr. Hollander over fiscal year 2006 base salaries. The increase in Mr. Fieramosca's annual base salary represented an annual merit increase. The increase in

Mr. Hollander's annual base salary related to his assumption of substantial additional responsibilities as the head of the Company's sourcing organization and the need to appropriately reward him for these enhanced duties.

Annual Incentive Compensation

        The Company provides annual incentive compensation through the Company's bonus plan. For Fiscal Year 2007, approximately 330 employees participated in the bonus plan, including all of the named executive officers. The Company provides annual incentive compensation to focus management on the achievement of short-term performance goals that are designed to enhance both short-term and long-term profitability.

        The bonus plan provides for two forms of bonus opportunity: (1) an "Annual Company Performance Bonus" based on corporate net income and brand operating earnings performance; and (2) a "Quarterly Comparable Store Sales Bonus" based on comparable store sales performance each quarter. The details of each of these components of the bonus plan are described below.

        Annual Company Performance Bonus.    Participating employees with broad corporate level responsibilities (including Ms. Burton and Mr. Carter) are provided with a bonus opportunity based 50% on the Company's consolidated net income and 50% on the weighted average of the operating earnings performance of the Company's various brands ("consolidated brand operating earnings"). Participating employees (including Messrs. Zimmermann, Fieramosca and Hollander) with responsibilities focused on one or more of the Company's particular brands (such as Zales, Gordon's, Peoples, Piercing Pagoda, Bailey Banks & Biddle and Zales.com) were provided with a bonus opportunity based 20% on consolidated net income performance and 80% on their particular brand's operating earnings performance.

        Under the plan, a target level bonus opportunity is established for each participating employee. Target level bonuses for the named executive officers for Fiscal Year 2007 are set forth below and ranged from 45% of base salary to 125% of base salary. Depending on actual performance, participating employees may receive no bonus payout if threshold level goals are not satisfied or a payout ranging to as much as two times the target level Annual Company Performance Bonus if the Company significantly exceeds target level goals. The Compensation Committee and the Board of Directors, in their sole discretion, may adjust the amount and timing of bonus payments under the bonus plan to address special or unusual circumstances, such as a change in accounting principles or an unexpected event that significantly impacts the Company's operations. The Compensation Committee did not exercise such discretion for the named executive officers in Fiscal Year 2007, except as described below.

        Fiscal Year 2007 Target Level Bonuses.    For Fiscal Year 2007, the target level bonus opportunity (expressed as a percentage of annual base salary) established for each named executive officer was as follows:

Executive Officer	Target Annual Company Performance Bonus as a Percentage of Base Salary

Ms. Burton	125%

Mr. Carter	60%

Mr. Fieramosca	45%

Mr. Hollander	60%

Mr. Zimmermann	75%

        The target level bonus opportunity for each named executive officer was based on the terms of his or her respective employment agreement or offer letter. In addition, under the terms of her employment agreement, Ms. Burton was entitled to receive an Annual Company Performance Bonus for Fiscal Year

2007 of not less than her full target level bonus amount. Under the terms of his offer letter, Mr. Carter was entitled to receive a pro rata Annual Company Performance Bonus based on Company performance and the portion of year during which he served as an officer of the Company (October 2006 through July 2007).

        Fiscal Year 2007 Performance Goals.    Under the bonus plan, the Compensation Committee establishes consolidated net income and brand operating earnings goals for the Annual Company Performance Bonus at the beginning of each fiscal year. For Fiscal Year 2007, the Compensation Committee established the following performance goals for consolidated net income:

	Threshold (Payout 0.5 times Target)	Target	Stretch (Payout 2.0 Times Target)

Consolidated Net Income	$94.2 million	$103.5 million	$116.6 million

        In addition, the Compensation Committee established separate operating earnings goals for Zales, Gordon's, Bailey Banks & Biddle, Peoples, Mappins and Piercing Pagoda and specific performance goals for the Company's corporate sourcing group. For competitive reasons, the Company does not publicly disclose the operating earnings for each of its individual brands. The brand operating earnings goals were used in developing the overall consolidated net income goals set forth above and thus were based on consistent assumptions. Accordingly, the Company believes the difficulty of achieving the brand operating earnings goals established for Fiscal Year 2007 was equivalent to the difficulty of achieving the overall consolidated net income goals.

        Fiscal Year 2007 Performance.    In August 2007, the Compensation Committee reviewed the Company's actual performance for Fiscal Year 2007 against the consolidated net income and brand operating earnings goals established at the beginning of the year.

        With respect to Ms. Burton and Mr. Carter, Annual Company Performance Bonus opportunity for Fiscal Year 2007 was based 50% on consolidated net income performance and 50% on consolidated brand operating earnings performance. The Company's consolidated net income for Fiscal Year 2007 was approximately $75 million, as adjusted to reflect the impact of accounting changes related to lifetime warranties and for other unusual items, which was below the threshold payout goal. Consolidated brand operating earnings performance, similarly adjusted, was above the threshold payout goal but below the target payout goal. Based on the Company's performance for Fiscal Year 2007 with respect to consolidated brand operating earnings, Mr. Carter received an Annual Company Performance Bonus representing 34.3% of his target Annual Company Performance Bonus. Based on the terms of her employment agreement, Ms. Burton received an Annual Company Performance Bonus equal to 100% of her target level award.

        With respect to Mr. Zimmermann, his bonus opportunity was based 20% on consolidated net income performance and 80% on applicable brand operating earnings (a weighted average of Zales and the Canadian Peoples and Mappins brands). In addition, if actual performance exceeded the stretch goals for these performance measures, Mr. Zimmermann would have been entitled to share a portion of the excess amounts. For Mr. Zimmermann, the weighted-average applicable brand operating earnings for Fiscal Year 2007 were above the target payout goal and did exceed the stretch goal for Peoples and Mappins. Based on the applicable brand performance in Fiscal Year 2007, Mr. Zimmermann received an Annual Company Performance Bonus equal to 50.2% of his target level award.

        With respect to Mr. Fieramosca, his bonus opportunity was based 20% on consolidated net income performance and 80% on applicable brand operating earnings. In addition, if actual performance exceeded the stretch goals for these performance measures, Mr. Fieramosca would have been entitled to share a portion of the excess amounts. For Mr. Fieramosca, the applicable brand operating earnings for Fiscal Year 2007 were below the threshold payout goal. Based on the Company's performance and the applicable brand performance in Fiscal Year 2007, Mr. Fieramosca did not receive an Annual Company Performance Bonus payment for Fiscal Year 2007.

        With respect to Mr. Hollander, his bonus opportunity was based on consolidated net income performance and applicable brand operating earnings. In addition, Mr. Hollander had another bonus opportunity based on the performance of the corporate sourcing group. For Mr. Hollander, the applicable brand operating earnings for Fiscal Year 2007 were below the threshold payout goal. The performance of the corporate sourcing group was above the target level performance but did not exceed the stretch goal. Based on the performance of the corporate sourcing group, Mr. Hollander received an Annual Company Performance Bonus payment for Fiscal Year 2007 equal to the maximum amount.

        Quarterly Comparable Store Sales Bonus.    The Company's bonus plan also provided for an additional incremental bonus based on quarterly comparable store sales performance. The quarterly comparable store sales bonus was implemented to further the Company's strategic goal of regaining market share. Under the bonus plan, for each of the Company's first, third and fourth fiscal quarters, a participating employee could have received a Quarterly Comparable Store Sales Bonus equal to 1% of the employee's quarterly salary for each 1% of positive comparable store sales growth. For the Company's second fiscal quarter, which represents the Holiday season, a participating employee could have received a Quarterly Comparable Store Sales Bonus equal to 2% of the employee's quarterly salary for each 1% of positive comparable store sales growth.

        The Company achieved comparable store sales growth of 0.4% and 1.4% in the first and second quarters, respectively, of Fiscal Year 2007. During the third and fourth quarters of Fiscal Year 2007, the Company experienced comparable store sales decreases of 3.4% and 0.5%. Based on the Company's quarterly comparable store sales performances in Fiscal Year 2007, the bonuses payable to the named executive officers were not material.

Long-Term Incentive Compensation

        Long-term incentive awards are granted under the Zale Corporation 2003 Stock Incentive Plan (the "2003 Incentive Plan"), which provides for the grant of stock options, stock appreciation rights, restricted stock, time-vesting and performance-based restricted stock and restricted stock units, stock bonuses and phantom stock. Prior to 2005, the Company primarily provided long-term incentive compensation in the form of stock options and time-vesting restricted stock. In 2005, the 2003 Incentive Plan was amended to allow for the grant of performance-based restricted stock and restricted stock units. Since that 2005 amendment, the Company has provided its executive officers and other key employees with three forms of long-term incentive compensation under the plan: (1) stock options; (2) performance-based restricted stock units; and (3) time-vesting restricted stock units.

        The Compensation Committee believes the Company's three-part approach to long-term incentive compensation provides an appropriately broad array of long-term incentives that aligns the interests of the executive officers with those of stockholders and supports the Company's attraction/retention and financial efficiency objectives. Since an executive officer will benefit from a stock option award only to the extent the Company's stock price appreciates above the exercise price of the stock option, stock options align the interests of the executive officers and ensure that executives capture gains only to the extent that shareholder value has appreciated. The performance-based units are designed to focus management on the achievement of specific goals over a three-year performance period, which correlates controllable operating performance and payouts to executives. Costs associated with the performance-based units are incurred only to the extent that the threshold performance goals are attained, which supports the objective of ensuring financial efficiency in the overall compensation program. Time-based restricted stock, which vests over three years, serves the dual objectives of aligning the executive's interests with stockholders by creating an immediate ownership interest and attracting and retaining highly skilled executives. The retention objective is further supported through the vesting schedules in both the stock option awards and performance-based units, which vest over four- and three-year periods, respectively.

        In considering the specific allocation between the various elements of long-term incentive compensation for Fiscal Year 2007, the Compensation Committee analyzed market data with respect to the allocation of various types of long-term incentive compensation. The Compensation Committee also balanced the cost, performance and retention attributes of each type of award as described above. For Ms. Burton and Mr. Carter, each of their respective employment arrangements provided for specific long-term incentive compensation awards for Fiscal Year 2007.

        In general, the Compensation Committee makes long-term incentive compensation awards annually in connection with its evaluation of the Company's executive officers. The Compensation Committee meets during the first two months of the fiscal year (on August 29, 2006 for Fiscal Year 2007) and makes annual grants of stock options, performance-based restricted stock units and time-vesting restricted stock units. The exercise price for such stock option awards is based on the closing price of the Company Common Stock on the date of such meeting. In addition the Compensation Committee also generally makes long-term incentive compensation awards to executive officers at the time of their employment or promotion.

        Stock Options.    For Fiscal Year 2007, stock option awards were made to approximately 170 of the Company's employees covering an aggregate of 688,100 shares of Common Stock. All options granted prior to August 29, 2006, were granted with an exercise price equal to the fair market value of the shares of Common Stock at the close of market as of the day before the grant date. Options granted on August 29, 2006 or later were granted with an exercise price equal to the fair market value of the shares of Common Stock at the close of market on the grant date. The Compensation Committee believes that the use of close of business on the date of grant represents a best practice and is consistent with the newly adopted SEC executive compensation reporting requirements with respect to the grant of stock options. All options granted have a term of ten years, and become exercisable in equal increments of 25 percent per year beginning one year from the grant date. The vesting of stock options will be accelerated in connection with a change in control. See "Potential Payments upon a Termination or Change in Control" later in this proxy statement.

        Under the terms of their respective employment arrangements, Ms. Burton and Mr. Carter received 125,000 stock options and 25,000 stock options, respectively, for Fiscal Year 2007. In addition, Mr. Carter received a one-time award of 50,000 stock options upon joining the Company. The Compensation Committee determined the appropriate number of stock options to grant to Messrs. Fieramosca, Hollander and Zimmermann for Fiscal Year 2007 based on an estimated Black-Scholes valuation of $9.53 for each option and a consideration of the particular level of responsibilities of these officers with respect to the overall operations of the Company. For Fiscal Year 2007, Mr. Fieramosca received 15,000 stock options, Mr. Hollander received 25,000 stock options and Mr. Zimmermann received 40,000 stock options.

        Time-Vesting and Performance-Based Restricted Stock Units.    In Fiscal Year 2007, the Company granted 73,641 time-vesting restricted stock units to approximately 25 employees, including all of the named executive officers. In addition, in Fiscal Year 2007 the Company granted 55,500 performance-based restricted stock units to approximately 15 employees, including all of the named executive officers. Restricted stock units were granted only to members of management, with an even more limited group of management receiving performance-based units. These grants were consistent with the Compensation Committee's philosophy of increasing the portion of compensation that is subject to risk for those members of management with the highest levels of responsibility and accountability to the Company's stockholders.

        Time-Vesting Units.    The time-vesting restricted stock units granted in Fiscal Year 2007 become vested as to 100% of the shares covered thereby on August 29, 2009. Upon vesting, an employee is entitled to receive one share of Common Stock for each vested unit. At the election of the Company, recipients may receive a cash payout in lieu of shares of the Common Stock. The vesting of time-vesting restricted stock units will be accelerated in connection with a change in control. See "Potential Payments upon a Termination or Change in Control" later in this proxy statement.

        Performance-Based Units.    The performance-based restricted stock units granted in Fiscal Year 2007 entitle a recipient to receive a specified number of shares of Common Stock based on the Company's achievement of performance targets established by the Compensation Committee for the three-year performance period ending July 31, 2009. If the Company fails to meet the specified performance targets, the recipients of the awards may receive as few as zero shares of Common Stock or, if the Company substantially exceeds the targets, the recipients may receive up to 200% of the target award amount. At the election of the Company, recipients may receive a cash payout in lieu of shares of the Common Stock.

        For the three year performance period ending July 31, 2009, the Compensation Committee established goals for return on invested capital (on a Company basis) and return on assets (on a brand basis). With respect to the performance-based restricted stock units granted to Ms. Burton and Mr. Carter, who have broad corporate level responsibilities, the applicable performance goal was overall return on invested capital. With respect to the performance-based restricted stock units granted to Messrs. Fieramosca, Hollander and Zimmermann, whose responsibilities are focused more on the performance of one or more particular brands, the applicable performance goal was return on assets for the applicable brand or brands. With respect to Mr. Zimmermann, the performance goals were based on a weighted average of Zales and the Canadian Peoples and Mappins brands. The Compensation Committee believes that achievement of the performance goals established for the three-year performance period will enhance long-term stockholder value, thus aligning the interest of management with those of the Company's stockholders.

        Achievement of performance goals at the target level for the performance period ending July 31, 2009, requires improvement in Company's return on invested capital and return on assets above the levels of these returns during Fiscal Year 2007. It is impossible to determine in advance whether the performance levels will be achieved. However, the Compensation Committee subjectively believes that these goals are fairly characterized as "difficult." In contrast, the Compensation Committee expects that the threshold goals, which entitle recipients to 50% of the target level award, generally will be achieved by the Company. The Compensation Committee subjectively believes that the maximum level goals, which entitle recipients to 200% of the target level award, will require "extraordinary" performance and are fairly characterized as "extremely difficult."

        The Compensation Committee continually evaluates the suitability of the Company's performance goals, taking into consideration any change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or any other events or circumstances. In addition, the payout under any performance-based restricted stock unit will be effected by a change in control. See "Potential Payments upon a Termination or Change in Control" later in this proxy statement.

        Units Granted in Fiscal Year 2007.    Under the terms of their respective employment arrangements for Fiscal Year 2007, Ms. Burton received 25,000 time-vesting and 25,000 performance-based restricted stock units and Mr. Carter received 2,000 time-vesting and 2,000 performance- based restricted stock units, respectively, for Fiscal Year 2007. In addition, Mr. Carter received a one-time award of 4,000 time-vesting and 4,000 performance-based restricted stock units upon joining the Company.

        In August 2006, the Compensation Committee approved the time-vesting and performance-based restricted stock unit awards to be granted to Messrs. Fieramosca, Hollander and Zimmermann for Fiscal Year 2007. In approving the appropriate award size for each of these officers, the Compensation Committee considered an estimated valuation of the award based on the then current price of the Company's common stock. The Compensation Committee also considered the need to provide comparable awards to executive officers serving in comparable positions within the Company. As a general matter, the Compensation Committee has granted an equal number of time-vesting and performance-based restricted stock units as part of the annual award, and the Compensation Committee continued that practice in Fiscal Year 2007. For Fiscal Year 2007, each of Messrs. Fieramosca and Hollander received 2,000 time-vesting and 2,000 performance-based restricted stock units and Mr. Zimmermann received 5,000 time-vesting and 5,000 performance-based restricted stock units.

Other Benefits

        The Company's executive compensation program is relatively free of perquisites, consistent with the Company's egalitarian culture and team spirit. In Fiscal Year 2007 the Company eliminated financial planning, executive physicals and the Medical Executive Reimbursement Plan ("MERP") and is in the process of phasing out its executive automobile lease program. The MERP and automobile programs will be replaced with a one-time corresponding adjustment to base salary for current officers only. The Company continues to provide executive officers with enhanced group life insurance. In addition, in Fiscal Year 2007, the Company also provided Mr. Carter with certain relocation benefits in an aggregate amount of $152,680. This payment addressed costs incurred by Mr. Carter associated with housing and other moving expenses.

        For a more detailed discussion of employee benefits and perquisites made available to the Company's named executive officers in Fiscal Year 2007, please refer to the footnotes following the Summary Compensation Table below.

Severance and Change in Control Benefits

        The Company has a severance plan for its executives, that provides severance benefits under certain circumstances, such as involuntary termination without cause. Under the executive severance plan, Group and Company Senior Vice Presidents and Brand Presidents are entitled to receive severance pay equal to one month of pay and benefits for each year of continuous service, with a minimum of three months of pay and a maximum of nine months of pay. In addition, each of Ms. Burton and Mr. Carter are parties to employment arrangements that provide for enhanced severance benefits in the event of a termination of employment without cause, including a payment equal to two times the annual base salary and two times the average earned bonus over the last year three years of each such officer.

        The Company provides severance benefits as part of an overall compensation program that is designed to attract and retain highly skilled executives. The market data indicates that severance benefits are generally provided to officers in positions comparable to those of the Company's named executive officers and the Company believes the severance program provides for an orderly succession in the event of necessary changes in management. In negotiating the employment arrangements with each of Ms. Burton and Mr. Carter, the Compensation Committee considered the implications of the severance benefits available to these officers and concluded the possible benefits payable were appropriate in light of the positions of such officers and the Company's desire to obtain the services of such officer's employment.

        In addition, the Company also provides protections to executive officers in the event of a termination of employment in connection with a change in control of the Company. The Company believes the best interests of its stockholders will be served if the interests of management are aligned with those of the Company's stockholders. Change in control related benefits are paid only in the event of a "double trigger" situation in which the change in control is followed by a qualifying termination of employment, defined to include involuntary termination without cause or voluntary termination with good reason, each within 24 months after the change in control. The change in control policy is intended to encourage management to consider possible transactions with the highest possible degree of independence and objectivity, and in the event that the transaction results in the termination of the executive's position, to provide reasonable severance benefits to bridge the period during which the executive obtains subsequent employment at a comparable level.

        The Company provides change in control benefits for Ms. Burton through an employment agreement and for other named executive officers through separate change in control agreements for those executives who are not parties to written employment arrangements. In general, change in control benefits may include (1) a payment equal to three times the annual base salary and bonus of the affected officer, (2) vesting of outstanding equity awards, and (3) participation in certain company employee benefit plans for a period of three years following the termination of employment. In addition, Ms. Burton's employment agreement provides for a gross-up payment for any "golden parachute" tax imposed under Section 4999 of the Internal Revenue Code or any additional tax, penalties or interest assessed under Section 409A of the Internal Revenue Code.

        For a more detailed discussion of the benefits and tables that describe payouts under various termination scenarios, including in connection with a change in control, and for a discussion of severance payable to Mr. Zimmermann, see "Potential Payments upon a Termination or Change in Control" later in this proxy statement.

        The Company has implemented new employment security agreements that will replace the existing executive severance plan for the Company's officers and will be used in lieu of executive employment agreements or change in control agreements in the future. See "Potential Payments Upon Termination or Change in Control" later in this proxy statement.

Termination of Supplemental Executive Retirement Plan

        In Fiscal Year 2007, the Company terminated its supplemental executive retirement plan. The class of executives who were eligible to participate in the supplemental executive retirement plan includes those employees who held the office of Company vice president, brand senior vice president and all higher executive offices. The Compensation Committee concluded that the supplemental executive retirement plan was not providing an effective incentive to the participants in the plan. In connection with the termination of the plan, current balances under the plan will be distributed as cash payments to participating employees in early 2008. No named executive officer had accrued significant benefits under the supplemental executive retirement plan.

        For a more detailed discussion of the termination of the supplemental executive retirement and the distribution of benefits to the plan's participants, see "Pension Benefits at Fiscal Year-End 2007."

Section 162(m) of the Internal Revenue Code

        Section 162(m) of the Internal Revenue Code prevents publicly held corporations, including the Company, from taking a tax deduction for compensation paid to a "covered employee" in a taxable year to the extent that the compensation exceeds $1 million and is not qualified performance-based compensation under the Internal Revenue Code. Generally, covered employees are the executive officers named in the Summary Compensation Table. The 2003 Incentive Plan and the Company's executive bonus plan have been designed to meet Internal Revenue Code regulations so that compensation realized in connection with stock options and other performance-based equity incentives granted under the 2003 Incentive Plan and bonuses under the executive bonus plan generally will be excluded from the deduction limit; however, a portion of Ms. Burton's bonus for Fiscal Year 2007 was guaranteed, and the portion of her combined bonus and salary that exceeds $1 million will not qualify for income tax deductibility. Moreover, the Compensation Committee believes that, in order to attract, retain and reward the executive talent necessary to maximize stockholder returns, the Company's interests are best served in some circumstances by providing compensation that is subject to the deductibility limitation imposed by Section 162(m). Accordingly, the Compensation Committee retains the discretion to authorize compensation that does not qualify for income tax deductibility. In Fiscal Year 2007, the Company issued shares of restricted stock that, depending on the timing of vesting, may not qualify for income tax deductibility. Except as described above, option grants and cash bonuses made during Fiscal Year 2007 were designed to be excluded from the deduction limits.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company's Annual Report on Form 10-K.

                      Members of the Committee:

                      David M. Szymanski, Chairman
                      J. Glen Adams
                      Thomas C. Shull

        The information contained in the Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Year 2007

        The Summary Compensation Table shows the amount and type of compensation received or earned in fiscal year 2007 for the Chief Executive Officer, Chief Financial Officer and the next three most highly-compensated executive officers of the Company. The chart also includes George R. Mihalko Jr. who served as Acting Chief Administrative Officer and Acting Chief Financial Officer until October 2006. Collectively, these officers are referred to as the "named executive officers."

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(3) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)

Mary E. Burton(1) President and Chief Executive Officer, Director	2007	$850,000	$1,062,500	(2)	$237,053	$320,790	$6,821	—	$44,075	$2,521,239

Rodney Carter(1) Executive Vice President, Chief Administrative Officer and Chief Financial Officer	2007	$267,885	$500,000	(7)	$47,883	$131,914	$62,429	—	$176,018	$1,186,129

Gilbert P. Hollander(1) Executive Vice President, Chief Sourcing and Supply Chain Officer	2007	$300,000	—		$30,957	$189,481	$103,413	—	$33,342	$657,193

Charles E. Fieramosca(1) Senior Vice President and President Bailey Banks and Biddle	2007	$340,000	—		$63,167	$178,637	$4,868	—	$39,585	$626,257

John A. Zimmermann(1) Former Group President and President, Zale North America	2007	$400,000	—		$267,024	$400,179	$167,816	—	$40,914	$1,275,933

George R. Mihalko Jr. Former Acting Chief Administrative Officer, Former Acting Chief Financial Officer, Director	2007	$162,501	—		$237,756	$14,493	—	—	$60,136	$474,886

(1)
Each of Ms. Burton and Messrs. Carter, Fieramosca, Hollander and Zimmermann were parties to written employment arrangements with the Company that addressed certain aspects of each such officer's compensation for Fiscal Year 2007. See the "Compensation Discussion and Analysis—Executive Employment Arrangements" above for a summary of the terms of these employment arrangements.

(2)
Represents the target level bonus payable to Ms. Burton under the Company's bonus plan. Under the terms of her employment agreement, Ms. Burton was entitled to receive not less than her target level bonus for Fiscal Year 2007.

(3)
The amounts reported reflect the amounts recognized for financial statement reporting purposes in the Company's Fiscal Year 2007 consolidated financial statements in accordance with SFAS 123R for time-vesting restricted stock units (in the column entitled "Stock Awards") and stock options (in the column entitled "Option Awards") granted in Fiscal Year 2007 and the continued accrual of expenses with respect to units and stock options granted in prior years that were not vested in full as of August 1, 2006. The actual value received by the named executive officers from these awards may range from $0 to amounts greater than the amounts reported for financial statement reporting purposes based on the Company's performance and the named executive officer's number of additional years of service with the Company. With respect to Mr. Mihalko, the amounts reflect the expenses related to (i) restricted stock and stock options granted to Mr. Mihalko in connection with his service as a director of the Company and (ii) a grant of restricted stock that vested in full on October 31, 2006 in connection with Mr. Mihalko's service as Acting Chief Administrative Officer and Acting Chief Financial Officer of the Company

In accordance with SEC regulations, the amounts reported in the table above do not reflect the amount of estimated forfeitures. In accordance with SFAS 123R, the Company made certain assumptions in determining the value of these awards for financial reporting purposes. See "Capital Stock—

  Incentive Stock Plan" in the Notes to the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended July 31, 2007 for a discussion of these assumptions.

(4)
Represent amounts earned under the Company's bonus plan for Fiscal Year 2007 that were based on the Company's achievement of certain performance goals in Fiscal Year 2007. Also includes incentive compensation based on quarterly comparable store sales performance in Fiscal Year 2007. See the "Compensation Discussion and Analysis" above for a summary of the terms of the bonus plan and the comparable store sales bonus opportunity.

(5)
In Fiscal Year 2007, the Company terminated its supplemental executive retirement plan. See "Pension Benefits at Fiscal Year End 2007" below for a summary of the termination of the plan. The Company does not have a non-qualified deferred compensation plan.

(6)
Ms. Burton's "All Other Compensation" for 2007 consists of $10,000 for the Company's Medical Expense Reimbursement Plan ("MERP"), $13,673 annual insurance premiums paid by the Company, $8,049 for the Company's executive long-term disability plan ("Executive LTD") and a $12,353 car allowance.

Mr. Carter's "All Other Compensation" for 2007 consists of $3,846 for the Company's MERP, $9,402 annual insurance premiums paid by the Company, $1,169 for Executive LTD, a $8,996 car allowance and $152,605 for relocation expenses.

Mr. Hollander's "All Other Compensation" for 2007 consists of $5,000 for the Company's MERP, $8,475 for annual insurance premiums paid by the Company, $1,484 for Executive LTD, a $15,398 car allowance, $1,475 for executive financial planning, and a $1,510 401(k) Company match made on behalf of Mr. Hollander.

Mr. Fieramosca's "All Other Compensation" for 2007 consists of $5,000 for the Company's MERP, $9,413 for annual insurance premiums paid by the Company, $5,603 for Executive LTD, a $11,080 car allowance, $7,500 for executive financial planning, and a $989 401(k) Company match made on behalf of Mr. Fieramosca.

Mr. Zimmermann's "All Other Compensation" for 2007 consists of $5,000 for the Company's MERP, $11,826 for annual insurance premiums paid by the Company, $3,486 for Executive LTD, a $13,350 car allowance and, $7,252 for executive financial planning.

Mr. Mihalko's "All Other Compensation" for 2007 consists of $7,636 for temporary housing and $7,500 for vacation pay due to resignation. In addition, Mr. Mihalko's "All Other Compensation" includes fees of $45,000 received for his service as a director of the Company.

(7)
Represents a one-time signing bonus payable to Mr. Carter in connection with his commencement of employment with the Company. See "Compensation Discussion and Analysis—Executive Employment Arrangements" above.

With respect to Ms. Burton and Messrs. Carter, Hollander, Fieramosca and Zimmermann, the aggregate amounts reflected in the "salary" and "bonus" columns in the Summary Compensation Table comprised 75.9%, 64.8%, 46.0% 55.1% and 32.3%, respectively, of the total compensation for each such officer.

Grants of Plan-Based Awards Made in Fiscal Year 2007

        The Grants of Plan-Based Awards Table provides information on goals established for payouts under the Zale Executive Bonus Plan for Fiscal Year 2007, and restricted stock and restricted stock unit awards and stock option grants made to the named executive officers in Fiscal Year 2007.

								All Other Stock Awards: Number of Shares of Stock or Units:(4) (#)		All Other Option Awards
Grant Date Fair Value of Stock and Option Awards(6) ($)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)
Number of Securities Underlying Options(5) (#)
Exercise or Base Price ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Mary E. Burton(1)	07/24/2006 07/24/2006 07/24/2006 07/24/2006	$1,062,500 — — —	$1,062,500 — — —	$1,700,000 — — —	— 12,500 — —	— 25,000 — —	— 50,000 —	— — 25,000 —		— — — 125,000	$	— — — 24.61	$ $	N/A N/A 615,250 1,111,318

Rodney Carter	10/16/2006 10/16/2006 10/16/2006 10/16/2006	$105,000 — — —	$210,000 — — —	$420,000 — — —	— 3,000 — —	— 6,000 — —	— 12,000 — —	— — 6,000 —		— — — 75,000	$	— — — 28.73	$ $	N/A N/A 172,380 738,218

Gilbert P. Hollander	08/29/2006 08/29/2006 08/29/2006 08/29/2006 09/14/2006	$115,000 — — — —	$230,000 — — — —	$460,000 — — — —	— 1,000 — — —	— 2,000 — — —	— 4,000 — — —	— — 2,000 — —		— — — 15,000 10,000	$ $	— — — 27.24 27.89	$ $ $	N/A N/A 54,480 142,885 96,280

Charles E. Fieramosca	08/29/2006 08/29/2006 08/29/2006 08/29/2006	$79,256 — — —	$158,512 — — —	$317,025 — — —	— 1,000 — —	— 2,000 — —	— 4,000 — —	— — 2,000 —		— — — 15,000	$	— — — 27.24	$ $	N/A N/A 54,480 142,885

John A. Zimmermann	08/29/2006 08/29/2006 08/29/2006 08/29/2006	$155,719 — — —	$311,437 — — —	$622,875 — — —	— 2,500 — —	— 5,000 — —	— 10,000 — —	— — 5,000 —		— — — 40,000	$	— — — 27.24	$ $	N/A N/A 136,200 381,029

George R. Mihalko, Jr.	08/03/2006 11/15/2006 11/15/2006	— — —	— — —	— — —	— — —	— — —	— — —	6,141 1,500 —	(7) (7)	— — 3,800(8)	$	— — 29.40	$ $ $	162,491 44,100 37,584

(1)
Includes awards granted to Ms. Burton in July 2006 (the last month of Fiscal Year 2006) at the time of her appointment as President and Chief Executive Officer of the Company. Ms. Burton received these grants for Fiscal Year 2007 and these grants were in lieu of grants that were made to other named executive officers in August 2006 as part of the Compensation Committee's annual evaluation of executive compensation.

(2)
Represent bonus opportunities under the Company's bonus plan for Fiscal Year 2007. The target bonus levels for Ms. Burton and Messrs. Carter, Fieramosca, Hollander and Zimmermann for Fiscal Year 2007 expressed as a percentage of base salary were 125%, 60%, 45%, 60% and 75%, respectively, as set forth in each such officer's written employment arrangement with the Company. Based on goals established by the Compensation Committee for consolidated net income and brand operating earnings performance (including corporate sourcing in the case of Mr. Hollander), actual payouts to the named executive officers, other than Ms. Burton, could have ranged from 0% of the target award to 200% of the target award. Under the terms of her written employment agreement, Ms. Burton was entitled to receive a bonus of not less than her target level bonus for Fiscal Year 2007. The actual bonus amounts are reflected in the Summary Compensation Table above. For a more detailed description of the Company's bonus plan, including a discussion of the Company's performance with respect to goals and the additional incremental bonus opportunity related to comparable store sales, see the "Compensation Discussion and Analysis" above.

(3)
Represent performance-based restricted stock units granted under the 2003 Incentive Plan. The performance-based restricted stock units entitle the holder to receive a specified number of shares of the Company's Common Stock based on the Company's achievement of performance goals established for return on invested capital (for corporate level employees) and return on assets (for brand level employees) for the three-year performance period ending July 31, 2009. Based on the Company's actual performance, the payouts can range from 0% of the target number of shares to 200% of the target number of shares. At the election of the Company, recipients may receive a cash payout in lieu of shares of the Company's Common Stock. Holders of performance-based restricted stock units are not entitled to receive dividends with respect to such awards.

If a change in control of the Company occurs before July 31, 2009, and the holder of the units remains an active full-time employee of the Company through July 31, 2009, the holder will be entitled to receive the greater of (1) the target level payout for the performance-based restricted stock units or (2) the number of shares of Common Stock that would be payable based on the Company's actual performance. If the holder's employment is terminated following a change in control and prior to July 31, 2009, other than for cause, the holder will be entitled to receive the target level award. For a more detailed description of the performance-based restricted stock units, see the "Compensation Discussion and Analysis—Long Term Incentive Compensation" above.

(4)
Other than with respect to Mr. Mihalko, represent time-vesting restricted stock units granted under the 2003 Incentive Plan. These time-vesting restricted stock units will vest as to 100% of the shares covered thereby on the third anniversary of the grant date. Upon vesting, the holder is entitled to receive one share of the Company's common stock per restricted stock unit. At the election of the Company, holders may receive a cash payment in lieu of shares of the Common Stock. Holders of time-vesting restricted stock units are not entitled to receive dividends with respect to such awards. In the event of a change in control of the Company, all unvested time-vesting restricted stock units will immediately vest in full.

(5)
Other than with respect to Mr. Mihalko, represent stock options granted under the 2003 Incentive Plan. With respect to Mr. Mihalko, represent stock options granted under the Zale Corporation Outside Directors' 2005 Stock Incentive Plan. All options granted have a term of 10 years, and become exercisable in equal increments of 25% per year beginning one year from the grant date. Upon the occurrence of a change in control of the Company, the options become fully and immediately exercisable.

(6)
Represents the grant date fair value of each equity-based award as determined in accordance with SFAS 123R. The actual value received by the named executive officers with respect to these awards may range from $0 to an amount greater than the reported amount, depending on the Company's actual performance and the executive officer's number of additional years of service with the Company.

(7)
Includes 6,141 restricted shares of Common Stock granted to Mr. Mihalko on August 3, 2006. The shares were granted to Mr. Mihalko in connection with his service as Acting Chief Administrative Officer and Acting Chief Financial Officer, and vested in full upon his completion of service in October 2006. In addition, includes 1,500 shares of restricted stock granted to Mr. Mihalko under the Outside Directors' 2005 Stock Incentive Plan on November 15, 2006. The shares of restricted stock vest in full on the first anniversary of the grant date.

(8)
Represents stock options granted to Mr. Mihalko on November 15, 2006 under the Outside Directors' 2005 Stock Incentive Plan.    The shares vest in equal annual increments of 25% beginning on the first anniversary of the date of grant.

Outstanding Equity Awards at 2007 Fiscal Year-End

        This table provides information pertaining to all outstanding stock options held by the named executive officers as of July 31, 2007.

							Stock Awards
	Option Awards
													Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested(1) ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)

Mary E. Burton	31,250 950 2,500 7,500	93,750 2,850 2,500 2,500	— — — —	$ $ $ $	24.61 27.03 29.79 23.94	07/24/2016 11/11/2015 11/12/2014 08/01/2013	25,000 — — —	(2)		$530,750 — — —	12,500 — — —	(3)		$265,375 — — —

Rodney Carter	—	75,000	—		$28.73	10/16/2016	6,000	(2)		$127,380	3,000	(3)		$63,690

Gilbert P. Hollander	— — 6,250 2,500 5,000 7,500 8,524	10,000 15,000 18,750 7,500 5,000 2,500 —	— — — — — — —	$ $ $ $ $ $ $	27.89 27.24 24.10 27.52 26.33 27.44 23.23	09/14/2016 08/29/2016 05/05/2016 09/06/2015 01/10/2015 07/21/2014 07/22/2013	— 2,000 — 1,500 — — —	(2) (4)	$ $	— 42,460 — 31,845 — — —	— 1,000 — 750 — — —	(3) (5)	$ $	— 21,230 — 15,922 — — —

Charles E. Fieramosca	— 5,000 3,750 13,500 30,000 14,904	15,000 15,000 11,250 4,500 — —	— — — — — —	$ $ $ $ $ $	27.24 26.58 27.52 27.44 23.23 14.145	08/29/2016 03/23/2016 09/06/2015 07/21/2014 07/22/2013 07/17/2012	2,000 — 2,000 — — —	(2) (4)	$ $	42,460 — 42,460 — — —	1,000 — 1,000 — — —	(3) (5)	$ $	21,230 — 21,230 — — —

John A. Zimmermann	— 25,000 7,500 15,000 40,000 7,500	40,000 75,000 22,500 5,000 — —	— — — — — —	$ $ $ $ $ $	27.24 25.11 27.52 27.44 23.23 14.145	08/29/2016 02/22/2016 09/06/2015 07/21/2014 07/22/2013 07/17/2012	5,000 18,000 4,000 — — —	(6) (6) (6)	$ $ $	106,150 382,140 84,920 — — —	2,500 — 2,000 — — —	(7) (7)	$ $	53,075 — 42,460 — — —

George R. Mihalko, Jr.	— 950	3,800 2,850	— —	$ $	29.40 24.62	11/15/2016 05/08/2016	1,500 —	(8)		$31,845 —	— —			— —

(1)
Based on the closing price of the Company's Common Stock as reported on the New York Stock Exchange on July 31, 2007.

(2)
Represent time-vesting restricted stock units granted in Fiscal Year 2007 (other than those of Ms. Burton, which were granted in July 2006) that vest as to 100% of the shares covered thereby on the third anniversary of the date of grant. In the event of a change in control of the Company, these restricted stock units will vest immediately.

(3)
Represent performance-based restricted stock units granted in Fiscal Year 2007 (other than those of Ms. Burton, which were granted in July 2006 for Fiscal Year 2007) that will vest based on the Company's achievement of certain performance goals over a three-year performance period ending July 31, 2009. Amounts shown in the column represent a threshold level payout based on the Company's performance to date with respect to the applicable performance measures.

(4)
Represent time-vesting restricted stock units granted in September 2005 that vest as to 100% of the shares covered thereby on the third anniversary of the date of grant. In the event of a change in control of the Company, these restricted stock units will vest immediately.

(5)
Represent performance-based restricted stock units granted in September 2005 that will vest based on the Company's achievement of certain performance goals over a three-year performance period ending July 31, 2008. Amounts shown in the column represent a threshold level payout based on the Company's performance to date with respect to the applicable performance measures.

(6)
Represent time-vesting restricted stock units granted to Mr. Zimmermann under the 2003 Stock Incentive Plan. These awards were cancelled upon his termination of employment.

(7)
Represent performance-based restricted units granted to Mr. Zimmermann under the 2003 Stock Incentive Plan. These awards were cancelled upon his termination of employment.

(8)
Represent shares of restricted stock granted to Mr. Mihalko in November 2006 for service as a director under the Outside Directors' 2005 Stock Incentive Plan. These shares will vest in full on the first anniversary of the date of grant.

Options Vesting Schedule

        The stock option awards reflected in the table above that were not fully vested as of July 31, 2007 have the following vesting schedules:

Expiration Date as Reflected in Table	Original Grant Date	Vesting Schedule

November 15, 2016	November 15, 2006	25% on each of November 15, 2007, 2008, 2009 and 2010

October 16, 2016	October 16, 2006	25% on each of October 16, 2007, 2008, 2009 and 2010

September 14, 2016	September 14, 2006	25% on each of September 14, 2007, 2008, 2009 and 2010

August 29, 2016	August 29, 2006	25% on each of August 29, 2007, 2008, 2009 and 2010

July 24, 2016	July 24, 2006	25% vested; 25% on each of July 24, 2008, 2009 and 2010

May 8, 2016	May 8, 2006	25% vested; 25% on each of May 8, 2008, 2009 and 2010

March 23, 2016	March 23, 2006	25% vested; 25% on each of March 23, 2008, 2009 and 2010

November 11, 2015	November 11, 2005	25% vested; 25% on each of November 11, 2007, 2008 and 2009

September 6, 2015	September 6, 2005	25% vested; 25% on each of September 6, 2007, 2008 and 2009

May 5, 2015	May 5, 2005	50% vested; 25% on each of May 5, 2008 and 2009

January 10, 2015	January 10, 2005	50% vested; 25% on each of January 10, 2008 and 2009

November 12, 2014	November 12, 2004	50% vested; 25% on each of November 12, 2007 and 2008

July 21, 2014	July 21, 2004	75% vested; 25% on July 21, 2008

August 1, 2013	August 1, 2003	75% vested; 25% on August 1, 2007

Options Exercised and Stock Vested in Fiscal Year 2007

        This table shows the number and value of stock options exercised by the named executive officers in Fiscal Year 2007 and the shares of restricted stock that vested in Fiscal Year 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting(1) ($)

Mary E. Burton	—	—	1,500	(2)	$43,440

Rodney Carter	—	—	—		—

Gilbert P. Hollander	2,500	$38,686	—		—

Charles E. Fieramosca	20,096	$302,229	3,000	(3)	$70,590

John A. Zimmermann	—	—	4,000	(3)	$94,120

George R. Mihalko, Jr.	—	—	7,641	(4)	$219,406

(1)
These amounts represent the fair market value of the shares acquired on vesting, based on the closing market price of the Company's Common Stock as reported on the New York Stock Exchange on the applicable vesting date.

(2)
Represent shares of restricted stock granted to Ms. Burton in November 2005 in connection with her service as a director which vested in November 2006.

(3)
Represent the vesting shares of restricted stock granted in September 2004.

(4)
Includes the vesting of 1,500 shares of restricted stock granted to Mr. Mihalko in connection with his service as a director and the vesting of 6,141 shares of restricted stock granted to Mr. Mihalko in connection with his service as Acting Chief Administrative Officer and Acting Chief Financial Officer.

Pension Benefits at Fiscal Year-End 2007

        Until Fiscal Year 2007, the Company maintained a supplemental executive retirement plan through which eligible Company executives were provided with an opportunity to receive payments each year following retirement. The class of executives eligible to participate in the supplemental executive retirement plan included those employees who held the office of Company vice president, brand senior vice president and all higher executive offices.

        Under the plan, monthly payments to a participant following retirement were determined under a formula based on the participant's "final average pay" (the average monthly base salary of the executive during the last five years of employment) and the participant's accrued "benefit points" (based on the Company's achievement of net income goals established each year by the Compensation Committee).

        In Fiscal Year 2007, the Compensation Committee conducted an evaluation of the supplemental executive retirement plan and concluded that the plan was not providing an effective incentive to the Company's executive officers. Accordingly, the Company took action to terminate the supplemental executive retirement plan during Fiscal Year 2007. In connection with the termination of the plan, accrued balances under the plan will be distributed as cash payments to participating employees in early 2008. Set forth in the table below are the amounts paid to the named executive officers in connection with the termination of the supplemental executive retirement plan:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Mary E. Burton	Supplemental Executive Retirement Plan	—	—	—

Rodney Carter	Supplemental Executive Retirement Plan	—	—	—

Charles E. Fieramosca	Supplemental Executive Retirement Plan	3	$44,141	—

Gilbert P. Hollander	Supplemental Executive Retirement Plan	3	$25,924	—

John A. Zimmermann	Supplemental Executive Retirement Plan	3	$25,099	—

George R. Mihalko, Jr.	Supplemental Executive Retirement Plan	—	—	—

Potential Payments Upon a Termination or Change in Control

        During Fiscal Year 2007, each of the named executive officers (other than Mr. Mihalko) was a party to a written employment arrangement with the Company that provided for post-employment compensation in connection with certain termination of employment events, including a termination of employment in connection with a change in control of the Company. In addition, the Company maintained an executive severance plan and stand-alone change of control agreements that provided severance and change in control benefits to certain officers of the Company.

        On July 31, 2007, the employment agreements of Messrs. Fieramosca and Hollander terminated in accordance with their terms. In August 2007, Mr. Zimmermann's employment with the Company terminated. As a general matter, the Company does not intend to enter into employment agreements with its executive officers in the future.

        The Compensation Committee has implemented new employment security agreements that will replace the existing executive severance plan for the Company's officers and will be used in lieu of executive employment agreements in the future. Under the employment security agreements, if the employment of a participating employee is terminated by the Company without cause or by the employee with good reason, the employee will be entitled to receive (1) a payment of up to two times the employee's current annual base salary and two times the employee's average bonus over the prior three years and (2) continued coverage under various Company employee benefit plans for a period of up to 2 years. In the event of a termination of employment of a participating employee in connection with a change in control of the Company, the employee will be entitled to receive (1) a payment of up to three times the employee's current annual base salary and three times the employee's average bonus for the prior three years, (or target bonus in the case of the named executive officers), (2) continued coverage under various Company employee benefit plans for a period of up to 36 months, and (3) vesting of all outstanding equity awards held by the employee.

        Change in control related benefits are paid only in the event of a "double trigger" situation in which the change in control is followed by a qualifying termination of employment, defined to include involuntary termination without "cause" or a "qualifying voluntary termination" each within the period beginning six months prior to the change in control and ending 24 months after the change in control.

        Under the employment security agreements, a "change in control" includes: (1) the acquisition by any person of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 30% or more the

Company's voting stock; (2) the majority of the Company's Board of Directors consists of individuals other than the Company's current directors or any new director whose election was supported by two-thirds of the directors who then comprise the Board; (3) the adoption of any plan of liquidation providing for a distribution of all or substantially all of the Company's assets; (4) the disposition of all or substantially all of the Company's assets or business through a merger, consolidation or other transaction (unless the stockholders of the Company immediately prior to such transaction own in substantially the same proportion all of the voting stock of the surviving entity), the Company combines with another company and is the surviving corporation, but immediately after the combination, the stockholders of the Company immediately prior to the combination own 50% or less of the voting stock of the combined company.

        Under the employment security agreements, "cause" includes: (1) indictment for a felony or a crime involving moral turpitude; (2) commission of an act constituting fraud, deceit or material misrepresentation with respect to the Company; (3) recurrent use of alcohol or prescribed medications at work or otherwise or the use of any illegal substances, in any case resulting in impaired job performance; (4) embezzlement of Company assets or funds; or (5) commission of a negligent or willful act or omission, in the case of items (2), (4) or (5), that causes material detriment to the Company.

        Under the employment security agreements, a "qualifying voluntary termination" in connection with a change in control includes a voluntary termination after any of the following: (1) assignment to the executive officer of duties inconsistent with the executive officer's position or a reduction in duties; (2) a reduction of the executive officer's base salary or bonus eligibility; (3) movement of the Company's executive offices or a required relocation of the executive officer outside of the Dallas/Fort Worth, Texas area; (4) the Company's failure to continue in effect any Company sponsored 401 (k), incentive compensation or expense reimbursement plan that is in effect on the date of the change in control (or replacement plans that provide the same or more favorable benefits); (5) any material breach by the Company of the employment security agreement or (6) any failure by the Company to obtain the assumption of the employment security agreement by a successor company. In addition, "good reason" may include (i) the Company's failure to maintain certain employee benefit plans following a change in control; or (ii) any failure by a successor to the Company to assume the severance and change in control obligations of the Company following a change in control.

        In connection with the receipt of the benefits described above following a termination of employment, a named executive officer will be subject to customary non-competition, non-solicitation and confidentiality provisions for a period of up to three years following termination of employment.

        For a further discussion of the Company's severance and change in control benefits, including a discussion of the Company's reasons for providing such benefits, see "Compensation Discussion and Analysis—Severance and Change in Control Benefits" above.

        The following tables provide the potential payouts to each of Ms. Burton and Messrs. Carter, Fieramosca and Hollander under various termination of employment scenarios, assuming each such officer's employment was terminated on July 31, 2007. Messrs. Carter and Hollander will be subject to the new employment security agreements. Potential payouts to Messrs. Carter and Hollander are based on the greater of the benefits to which each such officer would have been entitled under his employment arrangement in effect on July 31, 2007 and the potential payout that would be provided to him under the terms of the new proposed employment security agreements.

Mary E. Burton

Benefits and Payments	Termination For Cause	Voluntary Termination	Death	Disability	Termination without Cause or Qualifying Voluntary Termination	Change in Control Termination

Cash Severance	—	—	$850,000	$850,000	$1,700,000	$5,737,500

Accelerated vesting of:

Stock Options	—	—	—	—	—	$873,269

Time-Vesting RSU's	—	—	—	—	—	$388,333

Performance-Based RSU's	—	—	—	—	—	$388,333

Continuation of Benefits	—	—	—	$13,860	$27,220	$41,580

280G Excise Tax Gross-Up	—	—	—	—	—	$2,486,048

Total:	—	—	$850,000	$863,860	$1,727,220	$9,915,063

Rodney Carter

Benefits and Payments	Termination For Cause	Voluntary Termination	Death	Disability	Termination without Cause or Qualifying Voluntary Termination	Change in Control Termination

Cash Severance	—	—	$350,000	$350,000	$700,000	$1,680,000

Accelerated vesting of:

Stock Options	—	—	—	—	—	$606,304

Time-Vesting RSU's	—	—	—	—	—	$124,497

Performance-Based RSU's	—	—	—	—	—	$124,497

Continuation of Benefits	—	—	—	$9,422	$18,844	$28,266

Total:	—	—	$350,000	$359,422	$718,844	$2,563,564

Gilbert P. Hollander

Benefits and Payments	Termination For Cause	Voluntary Termination	Death	Disability	Termination without Cause or Qualifying Voluntary Termination	Change in Control Termination

Cash Severance	—	—	$300,000	$300,000	$676,870	$1,440,000

Accelerated vesting of:

Stock Options	—	—	—	—	—	$435,798

Time-Vesting RSU's	—	—	—	—	—	$53,336

Performance-Based RSU's	—	—	—	—	—	$53,336

Continuation of Benefits	—	—	—	$8,319	$16,638	$24,957

Total:	—	—	$300,000	$308,319	$693,508	$2,028,679

Charles E. Fieramosca

Benefits and Payments	Termination For Cause	Voluntary Termination	Death	Disability	Termination without Cause or Qualifying Voluntary Termination	Change in Control Termination

Cash Severance	—	—	$340,000	$340,000	$254,999	$1,132,390

Accelerated vesting of:

Stock Options	—	—	—	—	—	$299,675

Time-Vesting RSU's	—	—	—	—	—	$58,503

Performance-Based RSU's	—	—	—	—	—	$58,503

Continuation of Benefits	—	—	—	$14,804	$11,103	$44,412

Total:	—	—	$340,000	$354,804	$266,102	$1,593,483

Additional Severance Arrangements

        The Company is in discussions with Mr. Zimmermann regarding severance arrangements in connection with his termination of employment in August 2007. Under the terms of his employment agreement, Mr. Zimmermann is entitled to (1) continuation of his annual base salary for a period of up to 18 months following his termination of employment (representing an aggregate amount of $634,125), (2) continuation of medical and other benefits for a period of 12 months following his termination of employment, (3) his bonus compensation earned for Fiscal Year 2007 as determined in accordance with the Company's bonus plan, (4) vested amounts under the Supplemental Executive Retirement Plan (approximately $25,000), and (5) outplacement services for a period of three months. In addition, Mr. Zimmermann is entitled for a period of 90 days from his termination to exercise any stock options that were vested at the time of his termination of employment. In connection with the receipt of these benefits, Mr. Zimmermann's employment agreement provides that he will be subject to customary non-solicitation and non-competition provisions for a period of three years following his termination of employment.

Equity Compensation Plan Information

        The following table provides information about common stock that may be issued upon the exercise of options and rights under all existing equity compensation plans as of July 31, 2007.

Equity Compensation Plan Information

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options(1),(3)	Weighted-average exercise price of outstanding options	Number of shares of common stock remaining available for future issuance under equity compensation plans (excluding shares reflected in 1st column)(2),(3)

Equity compensation plans approved by stockholders	2,722,555	$25.82	3,713,312

Equity compensation plans not approved by stockholders	—	—	—

Total	2,722,555	$25.82	3,713,312

(1)
Includes shares of common stock to be issued upon the exercise of outstanding options under the Zale Corporation Omnibus Stock Incentive Plan, the 2003 Incentive Plan, the Zale Corporation Outside Directors' 1995 Stock Option Plan, and the Outside Directors' 2005 Stock Incentive Plan, each as amended.

(2)
Includes shares of common stock available for future issuance under the 2003 Incentive Plan, and the Outside Directors' 2005 Stock Incentive Plan.

(3)
The number of shares to be issued upon exercise of outstanding options and the number of securities available for future issuance under the equity compensation plans were proportionally adjusted to give effect to the Company's two-for-one stock split completed on June 8, 2004.

DIRECTOR COMPENSATION

        The following table summarizes total compensation awarded to, earned by or paid to each of the Company's directors during Fiscal Year 2007, other than Ms. Burton and Mr. Mihalko, whose compensation is included in the Summary Compensation Table above.

					Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)
				Non-Equity Incentive Plan Compensation ($)
	Fees Earned or Paid In Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)			All Other Compensation ($)
Name							Total ($)

Richard C. Marcus	$234,000	$41,175	$61,095	—	—	—	$336,270

J. Glen Adams	$134,000	$41,175	$61,095	—	—	—	$236,270

John B. Lowe, Jr.	$128,500	$41,175	$45,720	—	—	—	$215,395

Thomas C. Shull	$94,000	$41,175	$28,309	—	—	—	$163,484

Charles M. Sonsteby(3)	$63,250	$31,039	$6,336	—	—	—	$100,625

David M. Szymanski	$103,000	$41,175	$41,022	—	—	—	$185,197

(1)
Represent amounts recognized for financial reporting purposes in the Company's consolidated financial statements for Fiscal Year 2007 in accordance with SFAS 123R with respect to shares of restricted stock granted in November 2006 and November 2005. Each restricted stock grant vests as to 100% of the shares covered thereby on the first anniversary of the date of grant. See "Capital Stock—Incentive Stock Plan" in the notes to the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended July 31, 2007 for a description of assumptions made by the Company in valuing the restricted stock. The grant date fair value of each director's restricted stock award made in Fiscal Year 2007 as determined in accordance with SFAS 123R was $44,100.

(2)
Represent amounts recognized for financial reporting purposes in the Company's consolidated financial statements for Fiscal Year 2007 in accordance with SFAS 123R with respect to stock options granted in November 2006, November 2005, November 2004, November 2003 and November 2002. Stock options have a term of 10 years and become exercisable in equal increments of 25% per year beginning one year from the grant date. See "Capital Stock—Incentive Stock Plan" in the notes to the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended July 31, 2007 for a description of assumptions made by the Company in valuing the stock options. The grant date fair value of each director's stock option award made in Fiscal Year 2007 as determined in accordance with SFAS 123R was $37,582.

(3)
Mr. Sonsteby was elected as a director in November 2006. The amounts included in the table for Mr. Sonsteby reflect compensation received from November 2006 through July 2007.

Summary of Director Compensation

        During Fiscal Year 2007, each non-employee director of the Company received an annual retainer fee of $40,000, with the Chairman of the Board receiving an annual retainer fee of $200,000. Through July 31, 2007 the Chair of the Audit Committee of the Board of Directors received an additional retainer fee of $25,000. Through the same period, all other Committee Chairs of the Board of Directors received an additional retainer fee of $10,000. From August 1, 2006 through February 11, 2007 each non-employee director received a $5,000 fee for each Board of Directors meeting attended in person and a $2,000 fee for each Board of Directors meeting attended by telephone. Also, for the period from August 1, 2007 through February 11, 2007, each Committee member received $3,000 for each Committee meeting attended in person and $2,000 for each Committee meeting attended by telephone. From February 12, 2007 through August 1, 2007 each non-employee director received a $3,000 fee for each Board of Directors meeting attended in person and a $1,000 fee for each Board of Directors meeting attended by telephone. Also from February 12, 2007 through August 1, 2007 each Committee member received $2,000 for each Committee meeting attended in person and $1,000 for each Committee meeting attended by telephone. Non-employee directors also received annual grants of options to purchase 3,800 shares of Common Stock and an annual award of 1,500 shares of restricted stock under the Outside Directors' 2005 Stock Incentive Plan.

Director Indemnification Arrangements

        The Company has entered into indemnification agreements with each of the directors of the Company, agreeing to indemnify such persons against expenses, judgments, fines and amounts paid in settlement of, or incurred in connection with, any threatened, pending or completed action, suit or proceeding in which the director was or is, or is threatened to be made, a party by reason of his or her service as a director, officer, employee or agent of the Company, provided that the director acted in good faith and in a manner he or she reasonably believed to be in the best interest of the Company and, with respect to any criminal action or proceeding, provided he or she had reasonable cause to believe such actions were lawful. Each indemnification agreement also provides for the advance of expenses incurred by the director in defending any proceeding. The Company expects to enter into similar agreements with new directors elected in the future.

Litigation Matters

        The Company is named as a defendant in two lawsuits arising, in general, from matters that were the subject of an SEC investigation that was terminated, as the Company announced on September 24, 2006, with no enforcement action being recommended. In re Zale Corporation Securities Litigation No. 3:06-CV-01470-K, filed January 29, 2007, U.S. District Court for the Northern District of Texas; and Salvato v. Zale Corp., No. 3:06-CV-1124 (SAF), filed March 5, 2007, U.S. District Court for the Northern District of Texas, originally filed June 26, 2006 and consolidated with Connell v. Zale Corp., originally filed August 7, 2006, U.S. District Court for the Southern District of New York and transferred to the U.S. District Court for the Northern District of Texas. These lawsuits are the product of the consolidation of six lawsuits that were initially filed in New York and Texas. Various current and former officers and directors also are defendants, including J. Glen Adams, Mary E. Burton, John B. Lowe, Jr., Thomas C. Shull and David M. Szymanski.

        Both lawsuits are purported class actions. In re Zale Corporation Securities Litigation, the plaintiffs allege various violations of securities laws based upon the Company's public disclosures. In Salvato, the plaintiffs allege various violations of the Employee Retirement Income Security Act of 1974 based upon the investment by the Zale Corporation Savings and Investment Plan in Company stock.

        On September 19, 2007, the parties in In re Zale Corporation Securities Litigation jointly notified the court that they have recently reached a settlement in principle on the plaintiffs' claims. On September 24, 2007, counsel for the parties in Salvato notified the court that they have reached a settlement in principle on plaintiffs' claims, subject to approval by their clients. In each case, the proposed settlement involves payment to the plaintiffs of an amount that is within the limits of the applicable insurance policy and that will be paid by the Company's insurance carrier. Both agreements in principle are subject to negotiation of formal settlement documents and court approval. There can be no assurance at this time that the proposed settlements will be completed or approved. If the proposed settlements are not completed and approved, the Company will continue to vigorously contest the cases.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Company's Compensation Committee is made up of non-employee directors who have neither served as officers of nor been employed by the Company or any of its subsidiaries or affiliates. None of the Company's executive officers serve on the board of directors of any company of which any director of the Company serves as executive officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than ten percent (10%) of any class of the Company's equity securities, to file with the SEC initial reports ("Form 3") of beneficial ownership and reports of changes ("Form 4" and "Form 5") in beneficial ownership of Common Stock and other equity securities of the Company. Executive officers, directors and beneficial owners of greater than ten percent (10%) of the outstanding Common Stock are required to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from the Company's directors and executive officers that no other reports were required, all of the Company's executive officers, directors and beneficial owners of greater than ten percent (10%) of the outstanding Common Stock complied with the Section 16(a) filing requirements for Fiscal Year 2007.

AUDIT COMMITTEE REPORT

        The members of the Audit Committee are Charles M. Sonsteby, J. Glen Adams and George R. Mihalko, Jr. The Board of Directors has determined that during Fiscal Year 2007, each member of the Audit Committee was independent under the rules of the NYSE and that each current member is independent. The Audit Committee acts under a written charter adopted by the Board of Directors that sets forth its responsibilities and duties as well as requirements for the Audit Committee's composition and meetings. A copy of the charter is available on the Company's corporate web site at www.zalecorp.com under the heading "Corporate and Social Responsibility."

        The Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended July 31, 2007.

        The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and issued by the Auditing Standards Board of the American Institute of Certified Public Accountants ("AICPA"), and as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T.

        The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, and issued by the Independence Standards Board of the AICPA, which has been adopted by the PCAOB in Rule 3600T, and has discussed with the auditors their independence. The Audit Committee has also considered the fees billed by KPMG LLP during the last fiscal year for audit and non-audit services to the Company, which are set forth below, and has determined that the provision of the non-audit services are compatible with the firm's independence.

        Based on the reviews and the discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2007, for filing with the SEC.

        The foregoing report is furnished by the members of the Audit Committee:

Charles M. Sonsteby, Chairman J. Glen Adams George R. Mihalko, Jr.

        The information contained in the Audit Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Independent Auditor Fee Information

        Audit Fees.    Audit fees billed by KPMG LLP totaled $1,844,000 in Fiscal Year 2007 and $1,646,100 in Fiscal Year 2006. Audit fees include fees associated with the annual audits of the Company's consolidated financial statements, reviews of the Company's quarterly reports on Form 10-Q, and the statutory audits of the financial statements of the Company's insurance subsidiaries.

        Audit-Related Fees.    Audit-related fees billed by KPMG LLP totaled $102,000 in Fiscal Year 2007 and $257,000 in Fiscal Year 2006. Audit-related fees include fees associated with the audits of the financial statements of certain employee benefit plans in both 2006 and 2007 and fees associated with the SEC investigation in 2006.

        Tax Fees.    Fees billed by KPMG LLP for tax services, including $105,192 for tax compliance and $61,516 for tax advice and tax planning, totaled approximately $166,708 in Fiscal Year 2007. Fiscal Year 2006 fees included $93,700 for tax compliance and $115,580 for tax advice and tax planning for a total of approximately $209,280.

        All Other Fees.    No other fees were billed by KPMG LLP for other services not included above in Fiscal Year 2007 or Fiscal Year 2006.

        In addition to retaining KPMG LLP to audit the Company's consolidated financial statements in Fiscal Year 2007, the Company retained KPMG LLP and other accounting and consulting firms to provide advisory, auditing and consulting services in Fiscal Year 2007. The Company's Audit Committee pre-approves all non-audit work performed by KPMG LLP on an item-by-item basis, except that the Audit Committee has pre-approved up to $75,000 for certain specifically identified tax services, with a limitation of no more than $25,000 for any particular service, such as assistance with day-to-day federal, state and international tax issues, as well as compensation and employee benefit issues. In the case of such pre-approved tax-related services, those members of the Company's management team responsible for engaging KPMG LLP to perform pre-approved services must report specific engagements to the Audit Committee at each meeting of the Audit Committee.

PROPOSAL NO. 2:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        KPMG LLP has served as the Company's independent public accounting firm since June 2002, and has been reappointed by the Audit Committee to serve as the Company's independent registered public accounting firm for the upcoming fiscal year. The Company has been advised that no member of KPMG LLP or any of its associates has any financial interest in the Company or its affiliates. A representative of KPMG LLP is expected to attend the Annual Meeting and will be available at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement on behalf of KPMG LLP, if desired.

        Although not formally required, the appointment of the independent registered public accounting firm has been directed by the Audit Committee and the Board of Directors to be submitted to the stockholders for ratification as a matter of sound corporate practice. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider the appointment of the independent registered public accounting firm. If the stockholders ratify the appointment, the Audit Committee, in its sole discretion, may still direct the appointment of a new independent registered public accounting firm at any time during the upcoming fiscal year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

        The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm.

OTHER MATTERS

        The Board of Directors knows of no other matters to be brought before the stockholders at the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the named proxies in the accompanying proxy card to vote in accordance with their judgment on such matters.

STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES

        The Bylaws of the Company provide that any stockholder of record who is entitled to vote for the election of directors at a meeting called for that purpose may nominate persons for election to the Board of Directors subject to the following notice requirements.

        As described more fully in the Company's Bylaws, a stockholder desiring to nominate a person for election to the Board of Directors must send a written notice to the Secretary of the Company setting forth (i) as to each person who the stockholder proposes to nominate, all information required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (A) the name and address of such stockholder as it appears on the Company's books and (B) the class and number of shares of the Company that are owned of record by such stockholder. See "Stockholder Proposals" below for additional requirements. In lieu of directly nominating a candidate for consideration by stockholders at an annual meeting, stockholders may recommend individuals to the Nominating and Corporate Governance Committee for inclusion in the Board of Directors slate of nominees. See "Nominating Procedures" above.

STOCKHOLDER PROPOSALS

        Pursuant to Rule 14a-8(e) promulgated under the Exchange Act, stockholder proposals to be included in the Company's proxy statement relating to the 2007 Annual Meeting of Stockholders of the Company must be a subject for proper inclusion therein and must be received by no later than June 16, 2008, at the Company's principal executive offices, 901 West Walnut Hill Lane, Irving, Texas 75038-1003, Attention: Legal Department. Any proposal submitted after this date will be considered untimely.

        Pursuant to the Company's Bylaws, to be timely, notice of business to be brought before an annual or special meeting of stockholders or notice by a stockholder of nominations for election of a director at a meeting of stockholders must be delivered to the principal executive offices of the Company not less than 60 days and not more than 90 days prior to the meeting. If less than 70 days notice or prior public disclosure is provided for an annual meeting of stockholders, notice of business or notice of a director nomination for such meeting must be provided at least 60 days prior to the first anniversary of the prior year's annual meeting of stockholders. The obligation of stockholders to comply with the foregoing Bylaw provision is in addition to the requirements of the proxy rules. Stockholders of the Company who intend to nominate candidates for election as a director or to bring business before a meeting of stockholders must also comply with other applicable procedures set forth in the Company's Bylaws. See "Stockholder Nomination of Director Candidates." The Company will furnish copies of such Bylaw provisions upon written request to the Secretary of the Company at the aforementioned address.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

        The Company will provide to any stockholder, free of charge, upon written request of such stockholder, a copy of the Annual Report on Form 10-K for the fiscal year ended July 31, 2007, as filed with the SEC. Such requests should be addressed to Zale Corporation, 901 West Walnut Hill Lane, Irving, Texas 75038-1003, Attention: Investor Relations. The Company's Form 10-K and Annual Report is available online at www.zalecorp.com under "Shareholder Information" then "SEC Filings," or at www.sec.gov under "Filings and Forms (EDGAR)." The Form 10-K and Annual Report is being delivered with this proxy statement.

HOUSEHOLDING

        As permitted under the Exchange Act, only one (1) copy of this proxy statement is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of this proxy statement.

        The Company will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations, by phone at (972) 580-5047 or by mail to Zale Corporation, Investor Relations, 901 West Walnut Hill Lane, Irving, Texas 75038-1003, or by e-mail to ir@zalecorp.com. Stockholders residing at the same address and currently receiving only one copy of the proxy statement may contact Investor Relations at the address, telephone number and e-mail address above to request multiple copies of the proxy statement in the future. Stockholders residing at the same address and currently receiving multiple copies of the proxy statement may contact Investor Relations at the address, telephone number and e-mail address above to request that only a single copy of the proxy statement be mailed in the future.

        The foregoing Notice of Annual Meeting of Stockholders and Proxy Statement are sent by order of the Board of Directors.

Hilary Molay Senior Vice President, General Counsel and Secretary

[LOGO] ZALE CORPORATION ATTN: INVESTOR RELATIONS MS 6B-0 901 WEST WALNUT HILL LANE IRVING, TX 75038	VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on November 13, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

 ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Zale Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

 VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on November 13, 2007. Have your proxy card in hand when you call and then follow the instructions.

 VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postagepaid envelope we have provided or return it to Zale Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:            ZLCRP3        KEEP THIS PORTION FOR YOUR RECORDS

----------------------------------------------------------------------------------------------------------------------------------------------------------------------

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ZALE CORPORATION

    Vote On Directors

1.	To elect seven directors for terms that will expire at the 2008 Annual Meeting of Stockholders;		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
	01) John B. Lowe, Jr. 02) Mary E. Burton 03) J. Glen Adams 04) George R. Mihalko, Jr.	05) Thomas C. Shull 06) Charles M. Sonsteby 07) David M. Szymanski	☐	☐	☐
						For	Against	Abstain
2.	To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2008; and					☐	☐	☐
In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Annual Meeting, including any adjournments or postponement thereof.

This proxy revokes all prior proxies with respect to the Annual Meeting and may be revoked prior to its exercise. No proposal above is conditioned on or related to any other proposal.
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ZALE CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 14, 2007

The stockholder(s) hereby appoint(s) Mary E. Burton and Hilary Molay, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Zale Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time on November 14, 2007, at Zale Corporation Headquarters, 901 W. Walnut Hill Lane, Irving, Texas 75038, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE, FOR THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS AND, IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES, ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[LOGO] ZALE CORPORATION ATTN: INVESTOR RELATIONS MS 6B-0 901 WEST WALNUT HILL LANE IRVING, TX 75038	VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on November 13, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

 ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Zale Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

 VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on November 13, 2007. Have your proxy card in hand when you call and then follow the instructions.

 VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postagepaid envelope we have provided or return it to Zale Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:            ZLCRP3        KEEP THIS PORTION FOR YOUR RECORDS

----------------------------------------------------------------------------------------------------------------------------------------------------------------------

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ZALE CORPORATION

    Vote On Directors

1.	To elect seven directors for terms that will expire at the 2008 Annual Meeting of Stockholders;		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
	01) John B. Lowe, Jr. 02) Mary E. Burton 03) J. Glen Adams 04) George R. Mihalko, Jr.	05) Thomas C. Shull 06) Charles M. Sonsteby 07) David M. Szymanski	☐	☐	☐
						For	Against	Abstain
2.	To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2008; and					☐	☐	☐
In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Annual Meeting, including any adjournments or postponement thereof.

This proxy revokes all prior proxies with respect to the Annual Meeting and may be revoked prior to its exercise. No proposal above is conditioned on or related to any other proposal.
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

October 12, 2007

Re:    Zale Corporation Savings & Investment Plan Trust (the "Plan")

Dear Plan Participant:

The Annual Meeting of Stockholders of Zale Corporation is scheduled for November 14, 2007.

As a participant in the above Plan, you have the right to direct Fidelity Management Trust Company, as the Plan Trustee, as to how to vote the shares of Zale Corporation allocated to this Plan account. The Trustee will vote the shares as to which no directions are given in the same proportions as it votes the shares as to which it has received such direction. The number of shares you are eligible to vote is based on the balance in the Plan on September 17, 2007, the record date for the determination of stockholders eligible to vote.

Your instructions to the Trustee are confidential and will be known only by Fidelity Management Trust Company.

If, in addition to this Plan participation, you own stock directly in your own name or indirectly through a bank or broker, you will receive a separate mailing. Please be sure to respond to each Proxy or Voter Instruction Card individually. You can cast your vote by one of the following methods: phone, Internet or mail. When voting by phone or Internet, you do not need to send in the proxy card.

We encourage you to exercise your voting rights under the Plan. Please review the enclosed documents carefully before deciding how to vote the shares. Because the shares in the Plan are registered in the name of Fidelity Management Trust Company, as the Plan Trustee, you will not be able to vote the shares in the Plan in person at the meeting on November 14, 2007. Please respond to your Voter Instruction Card as soon as possible. Instructions received after 9:00 a.m. Eastern Standard time on November 13, 2007 will not be counted.

Sincerely,

Fidelity Management Trust Company,
Trustee of the Zale Corporation Savings & Investment Plan Trust

ZALE CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 14, 2007

The stockholder(s) hereby appoint(s) Mary E. Burton and Hilary Molay, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Zale Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time on November 14, 2007, at Zale Corporation Headquarters, 901 W. Walnut Hill Lane, Irving, Texas 75038, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE, FOR THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

QuickLinks

VOTING REQUIREMENTS
OUTSTANDING VOTING SECURITIES OF THE COMPANY AND PRINCIPAL HOLDERS THEREOF
PROPOSAL NO. 1: ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION Summary Compensation Table for Fiscal Year 2007
Grants of Plan-Based Awards Made in Fiscal Year 2007
Outstanding Equity Awards at 2007 Fiscal Year-End
Options Exercised and Stock Vested in Fiscal Year 2007
Equity Compensation Plan Information
DIRECTOR COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES
STOCKHOLDER PROPOSALS
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K
HOUSEHOLDING